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                                                                     Exhibit 4.6

                                                                  EXECUTION COPY

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                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                          dated as of February 11, 2003

                                     between

                 PAPPAS TELECASTING OF SOUTHERN CALIFORNIA LLC,

                                    as Debtor

                                       and

                        AZTECA INTERNATIONAL CORPORATION

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                                TABLE OF CONTENTS

                                                                      Page

ARTICLE I         DEFINITIONS ........................................   2
Section 1.1       Certain Defined Terms Relating to Parties ..........   2
Section 1.2       Additional Defined Terms ...........................   3
Section 1.3       Terms Generally ....................................  22

ARTICLE II        THE PTSC DEBT ......................................  22
Section 2.1       Creation of the PTSC Debt ..........................  22
Section 2.2       Repayment of PTSC Debt .............................  23
Section 2.3       Interest on PTSC Debt ..............................  23
Section 2.4       Default Interest ...................................  24
Section 2.5       Prepayment .........................................  24
Section 2.6       Mandatory Prepayments ..............................  25
Section 2.7       Intentionally Omitted ..............................  25
Section 2.8       Intentionally Omitted ..............................  25
Section 2.9       Payments ...........................................  25
Section 2.10      Taxes ..............................................  26
Section 2.11      Reasonable Efforts to Mitigate .....................  27

ARTICLE III       REPRESENTATIONS AND WARRANTIES .....................  28
A. Representations and Warranties of the Debtor ......................  28
Section 3.1       Organization; Subsidiaries .........................  28
Section 3.2       Authority of the Debtor; No Conflicts ..............  28
Section 3.3       Financial Statements ...............................  29
Section 3.4       Operations Since December 31, 2002 .................  29
Section 3.5       No Undisclosed Liabilities .........................  30
Section 3.6       Taxes ..............................................  30
Section 3.7       Sufficiency of Assets ..............................  30
Section 3.8       Real Property Leases ...............................  30
Section 3.9       Intellectual Property ..............................  31
Section 3.10      Title to KAZA Assets and Other Collateral ..........  31
Section 3.11      Contracts ..........................................  31
Section 3.12      Status of Contracts ................................  32
Section 3.13      No Violation, Litigation or Regulatory Action ......  32
Section 3.14      Insurance ..........................................  33
Section 3.15      Environmental Protection ...........................  34
Section 3.16      Investment Company Act; Public Utility Holding
                  Company Act ........................................  35
Section 3.17      Employee Benefit Plans .............................  35
Section 3.18      Security Documents .................................  35
Section 3.19      Solvency ...........................................  37
Section 3.20      FCC Matters ........................................  37
B. Representations and Warranties of AIC .............................  38
Section 3.21      Taxes ..............................................  38


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                                                                      Page

ARTICLE IV        CONDITIONS PRECEDENT ...............................  38
Section 4.1       Conditions to Acceptance of Amended and
                  Restated Note. .....................................  38
Section 4.2       LMA Effective Date .................................  41

ARTICLE V         AFFIRMATIVE COVENANTS ..............................  42
A. Affirmative Covenants of the Debtor ...............................  42
Section 5.1       Existence; Businesses and Properties; FCC Matters ..  42
Section 5.2       Insurance ..........................................  43
Section 5.3       Obligations and Taxes ..............................  43
Section 5.4       Financial Statements, Reports, etc. ................  44
Section 5.5       Litigation and Other Notices .......................  45
Section 5.6       Employee Benefits ..................................  46
Section 5.7       Maintaining Records; Access to Properties
                  and Inspections ....................................  46
Section 5.8       Compliance with Environmental Laws .................  46
Section 5.9       Further Assurances; Additional Collateral ..........  47
Section 5.10      Separateness from Affiliates .......................  49
B. Affirmative Covenants of AIC ......................................  50
Section 5.11      Existence; Businesses and Properties; FCC Matters ..  50
Section 5.12      Insurance ..........................................  51
Section 5.13      Obligations and Taxes ..............................  51
Section 5.14      Litigation and Other Notices .......................  51
Section 5.15      Employee Benefits ..................................  52
Section 5.16      Compliance with Environmental Laws .................  52

ARTICLE VI        NEGATIVE COVENANTS .................................  52
Section 6.1       Indebtedness .......................................  52
Section 6.2       Liens ..............................................  54
Section 6.3       Sale and Lease Back Transactions ...................  56
Section 6.4       Investments, Loans and Advances ....................  56
Section 6.5       Mergers, Consolidations, Sales of Assets
                  and Acquisitions ...................................  57
Section 6.6       Dividends ..........................................  58
Section 6.7       Transactions with Affiliates .......................  58
Section 6.8       Capital Expenditures ...............................  59
Section 6.9 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation or
                  Other  Constitutive Documents; By-laws and Certain
                  Other Agreements, etc. .............................  59
Section 6.10      Limitation on Certain Restrictions on Subsidiaries .  60
Section 6.11      Limitation on Issuance of Equity Interests .........  60
Section 6.12      Limitation on Creation of Subsidiaries .............  61
Section 6.13      Business ...........................................  61

ARTICLE VII       EVENTS OF DEFAULT ..................................  61
Section 7.1       Events of Default During the LMA Effective Period ..  61
Section 7.2       Events of Default ..................................  63
Section 7.3       Remedy Upon an Event of Default ....................  63


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                                                                      Page

ARTICLE VIII      MISCELLANEOUS ......................................  64
Section 8.1       Amendment ..........................................  64
Section 8.2       Entire Agreement ...................................  64
Section 8.3       Confidentiality ....................................  65
Section 8.4       Notices ............................................  65
Section 8.5       Counterparts .......................................  66
Section 8.6       Headings; Gender ...................................  66
Section 8.7       Further Assurances .................................  67
Section 8.8       Rules of Construction ..............................  67
Section 8.9       Remedies ...........................................  67
Section 8.10      Specific Performance ...............................  67
Section 8.11      Consent to Jurisdiction ............................  67
Section 8.12      GOVERNING LAW ......................................  68
Section 8.13      Survival of Agreement; Termination .................  68
Section 8.14      Binding Effect .....................................  68
Section 8.15      Successors and Assigns .............................  68
Section 8.16      Expenses ...........................................  69
Section 8.17      Right of Setoff ....................................  69
Section 8.18      Interest Rate Limitation ...........................  69
Section 8.19      Severability .......................................  70

Exhibit A         Form of Amended and Restated Note
Exhibit B         Form of Amended and Restated Security Agreement
Exhibit C         Form of Amended and Restated Guarantee Agreement
Exhibit D         Form of Amended and Restated Securities Pledge Agreement
Exhibit E         Form of Subordination Agreement
Exhibit F         Form of the Local Marketing Agreement
Exhibit G         Form of Consent and Estoppel Certificate
Exhibit H         KAZA Tower Mortgage Amendment
Exhibit I         Form of LMA and Option Effective Dates Certificate
Exhibit J         KAZA Studio Mortgage Amendment

EXECUTION COPY

     AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement"), dated as of February 11, 2003, between PAPPAS TELECASTING OF SOUTHERN CALIFORNIA LLC, a Delaware limited liability company (the "Debtor"), and AZTECA INTERNATIONAL CORPORATION, a Delaware corporation ("AIC").

     WHEREAS, the Debtor and TV Azteca, S.A. de C.V., a sociedad anonima de capital variable incorporated under the laws of Mexico ("TVA"), entered into that certain Credit Agreement (the "Original Credit Agreement"), dated as of July 21, 2001, between the Debtor and TVA pursuant to which, as of the date hereof, there is owed by the Debtor to AIC, on the terms and subject to the conditions set forth in the Original Credit Agreement, an aggregate amount equal to $56,147,922.48, including interest accrued but unpaid to the date hereof (the "Existing PTSC Debt Amount"), which debt is evidenced by a promissory note, dated as of July 21, 2001, issued by the Debtor to TVA (the "Existing Note") and secured by a perfected first priority Lien (as defined below) on and security interest in the Collateral (as defined in the Original Credit Agreement);

     WHEREAS, on the date hereof, TVA and AIC have executed and delivered an Assignment and Acceptance pursuant to which, in accordance with Section 9.04(b) of the Original Credit Agreement, TVA has assigned all of its interests, rights and obligations (including the Existing Note) under the Original Credit Agreement to AIC;

     WHEREAS, AIC, the Debtor and certain Affiliates (as defined below) of the Debtor are parties to the Existing Affiliation Agreements (as defined below);

     WHEREAS, AIC and the Debtor are parties to that certain Amended and Restated Equity Option Agreement (the "Existing Equity Option Agreement"), dated as of December 31, 2001;

     WHEREAS, certain disputes have arisen among TVA, AIC, the Debtor and certain Affiliates of the Debtor in connection with the Original Credit Agreement, the Existing Equity Option Agreement and the Existing Affiliation Agreements;

     WHEREAS, TVA, AIC, the Debtor and each of the Debtor's Affiliates desire to settle such disputes among them and, in furtherance thereof, have entered into that certain Settlement Agreement (the "Settlement Agreement"), dated as of the date hereof, among TVA, AIC, Pappas Telecasting Companies, a Nevada corporation ("PTC"), the Debtor and certain Affiliates of the Debtor;

     WHEREAS, in connection with the entry into the Settlement Agreement and the consummation of the transactions described therein, the parties hereto desire to amend certain provisions of the Original Credit Agreement as set forth below; and

     WHEREAS, it is the intention of the parties hereto that the Obligations (as defined below) be secured by a perfected, first priority Lien on and security interest in all of the KAZA Assets (as defined below), subject only to the exceptions specifically provided for herein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend and restate the Original Credit Agreement as follows:

                                   ARTICLE I

                                   Definitions

     Section 1.1 Certain Defined Terms Relating to Parties. As used in this Agreement, the following terms shall have the meanings specified below:

     "AIC" shall have the meaning set forth in the preamble hereof, and shall include AIC's successors and permitted assigns.

     "Debtor" shall have the meaning set forth in the preamble hereof, and shall include the Debtor's successors and permitted assigns.

     "Debt Parties" shall mean the Debtor and the Guarantors, and "Debt Party" shall mean any of them; provided, that Pappas Arizona and Pappas Arizona License, LLC shall not be Debt Parties for purposes of Articles V (other than as provided in Sections 5.1(g), 5.2, and 5.9 thereof) and VI (other than as provided in Sections 6.2 and 6.5 thereof) hereof.

     "Guarantors" shall mean PSC License, Pappas Arizona, Pappas Arizona License, LLC, and each Subsidiary or other Person that becomes a party to the Amended and Restated Guarantee Agreement.

     "HAH" shall mean Hispanic America of Houston, LLC, a Delaware limited liability company.

     "HASF" shall mean Hispanic America of San Francisco, LLC, a Delaware limited liability company.

     "Hispanic America" shall mean Hispanic America Incorporated, a corporation organized under the laws of the State of Delaware, formerly known as Azteca America Incorporated.

     "Pappas Arizona" shall mean Pappas Telecasting of Arizona, LLC, an Arizona limited liability company.

     "Pappas Nevada" shall mean Pappas Telecasting of Nevada, a California limited liability company.

     "Permitted Holders" shall mean (i) Harry J. Pappas, (ii) a Permitted Holder's Permitted Transferee, (iii) any corporation, partnership, business trust, limited liability company or other Person that is a Wholly Owned Subsidiary of a Permitted Holder or its Permitted Transferee and (iv) PTC.

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     "Pledgors" shall mean PTC, Harry J. Pappas, Dennis J. Davis and LeBon G.
Abercrombie and any other Person that becomes a party to the Amended and Restated Securities Pledge Agreement.

     "PSC License" means Pappas Southern California License, LLC, a Delaware limited liability company.

     "PTC" shall have the meaning set forth in the recitals hereof.

     "Subordinated Affiliate Lender" shall mean Pappas Telecasting Inc., Pappas Telecasting of Sioux City, PTC, Pappas Telecasting of Concord, LLC, Hispanic America Network, LLC and Harry J. Pappas and each of the Persons listed on
Schedule 6.1(b).

     "Subsidiary" shall mean any subsidiary of the Debtor.

     "TVA" shall have the meaning set forth in the preamble hereof.

     "Wholly Owned Subsidiary" shall mean, as to any Person, (a) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time.

     Section 1.2 Additional Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of Section 6.7, the term "Affiliate" shall also include any Person that directly or indirectly owns more than 5% of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.

     "Affiliation Agreements" shall mean (i) the KAZA Affiliation Agreement,
(ii) the Station Affiliation Agreement between AIC and HAH, to be executed and delivered on the date hereof, (iii) the Station Affiliation Agreement between AIC and HASF, to be executed and delivered on the date hereof, and (iv) the Station Affiliation Agreement between AIC and Pappas Nevada, to be executed and delivered on the date hereof, in each case of (ii), (iii) and (iv), which Affiliation Agreements shall be in substantially the form attached as Exhibit C-1 of the Settlement Agreement, as the same may be amended from time to time in accordance with the terms thereof and hereof.

     "Agreement" shall have the meaning set forth in the preamble hereof.

     "Amended and Restated Note" shall mean the Amended and Restated Promissory Note to be executed and delivered on the date hereof by the Debtor to AIC in the initial principal amount of $128,000,000, subject to increase pursuant to
Section 2.1(c), which Amended and Restated Note shall be in substantially the form attached hereto as Exhibit B.

     "Amended and Restated Guarantee Agreement" shall mean the Amended and Restated Guarantee Agreement among the Guarantors and AIC, to be executed and delivered on the date hereof in substantially the form attached hereto as Exhibit D, as the same may be amended from time to time in accordance with the terms thereof and hereof.

     "Amended and Restated Securities Pledge Agreement" shall mean the Amended and Restated Securities Pledge Agreement among the Pledgors and AIC, to be executed and delivered on the date hereof in substantially the form attached hereto as Exhibit E, as the same may be amended from time to time in accordance with the terms thereof and hereof.

     "Amended and Restated Security Agreement" shall mean the Amended and Restated Security Agreement among the Debtor, the Guarantors and AIC, to be executed and delivered on the date hereof in substantially the form attached hereto as Exhibit C, as the same may be further amended from time to time in accordance with the terms thereof and hereof, or such other agreements in form and substance acceptable to AIC effective to grant to AIC a perfected Lien on and security interest in the Pledged Collateral that, except as permitted by
Section 6.2(j), shall be first in priority.

     "Asset Sale" shall mean the issuance, sale, transfer or other disposition (by way of merger or otherwise) of any KAZA Assets by any Debt Party to any Person (other than any Debt Party) of any Equity Interests of PSC License (other than directors' qualifying shares) other than for purposes of Section 2.6(a),
(i) dispositions permitted by Section 6.5(d), (ii) dispositions resulting in Net Cash Proceeds from Casualty Events, (iii) any other dispositions of assets of the Debtor or PSC License, so long as the Net Cash Proceeds from all dispositions described in this clause (iii) do not exceed $50,000 in the aggregate from and including the date hereof, (iv) dispositions of assets of the Debtor or PSC License authorized in writing by AIC in connection with its operation of KAZA-TV under the Local Marketing Agreement; provided, that AIC's authorization shall not be required for dispositions of any obsolete or surplus assets, and (v) during periods other than the LMA Effective Period, upon prior written notice to AIC, disposition of KAZA Assets in connection with the acquisition by the Debtor or PSC License of new substituted assets.

     "Attributable Indebtedness" shall mean, when used with respect to any sale and lease back transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Debtor's then current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semiannual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such sale and lease back transaction.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in New York City, Mexico City or Los Angeles, California are authorized or required by law to close.

     "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person that should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including expenditures for maintenance and repairs that should be capitalized in accordance with GAAP) and the amount of Capital Lease Obligations incurred by such Person.

     "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Equivalents" shall mean, as to any Person: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person; (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia having, capital, surplus and undivided profits aggregating in excess of $500,000,000 and a rating of at least "B" from Thomson Financial BankWatch, with maturities of not more than one year from the date of acquisition by such Person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above; (d) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Rating Service or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing not more than one year after the date of acquisition by such Person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business.

     "Casualty Event" shall mean, with respect to any property (including Real Property) of the Debtor or any Subsidiary of the Debtor, any loss of title with respect to any such Real Property or any theft, loss or destruction of or damage to, or any condemnation or other taking (including by any Governmental Authority) of, such property (including Real Property) for which Debtor or any Subsidiary of Debtor receives insurance proceeds or proceeds of a condemnation award or other compensation. "Casualty Event" shall include but not be limited to any taking of any Real Property of Debtor or any Subsidiary of Debtor or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Real Property of Debtor or any Subsidiary of Debtor or any part thereof, by any Governmental Authority, civil or military.

     "Claim" shall mean any actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations.

     "Closing Date" shall mean the Closing Date as defined in the Settlement Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean all of the Pledged Collateral, the Mortgaged Real Property and all other property of whatever kind and nature on or in which AIC is granted a Lien or security interest securing all or any portion of the Obligations under the Debt Documents.

     "Communications Act" shall mean the Communications Act of 1934, and any similar or successor Federal statute and the rules, regulations and published policies of the FCC thereunder, as amended and as the same may be in effect from time to time.

     "Consent and Estoppel Certificate" shall mean a Consent and Estoppel Certificate substantially in the form of Exhibit G.

     "Construction Costs" shall have the meaning set forth in Section 2.1(c).

     "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business, any products warranties issued in the ordinary course of business and any lease guarantees executed by any Debt Party in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Control" shall mean the possession, directly or indirectly of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereof.

     "Cut-Off Date" shall have the meaning assigned to such term in the Option Agreement.

     "Debt Documents" shall mean this Agreement, the Amended and Restated Note, the Amended and Restated Guarantee Agreement, the Security Documents and the Subordination Agreement.

     "Debt Issuance" shall mean the incurrence by any Debt Party of any Indebtedness after the date hereof.

     "Default" shall mean any event or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

     "Disqualified Stock" shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time prior to the first anniversary of the Maturity Date or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations under the Debt Documents.

     "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or other equity holders, as the case may be, or authorized or made any other distribution, payment or delivery of property (other than Equity Interests of such Person) or cash to its stockholders or other equity holders, as the case may be, as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its Equity Interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the Equity Interests of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its Equity Interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

     "Dollars" or "$" shall mean lawful money of the United States of America.

     "Domestic Subsidiary" shall mean a subsidiary incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

     "Echostar Injunction" shall mean a preliminary or permanent injunction, order, writ or decree issued under the pending action captioned Echostar Satellite

Corporation v. TV Azteca S.A. de C.V., No. 02 Civ. 4890 (AKH) (S.D.N.Y.) that prevents the Debtor from delivering the TVA Available Programs (as defined in the Amended and Restated Affiliation Agreements) 24 hours per day, seven days per week, to cable television systems for carriage within the Debtor's designated market area.

     "Environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

     "Environmental Law" shall mean all applicable Requirements of Law relating to healthy, safety, pollution or protection of the Environment, including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of Hazardous Materials. Environmental Laws shall include, without limitation, CERCLA, RCRA, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, OSHA, as amended, and all analogous laws promulgated or issued by any Governmental Authority that are enacted and currently in effect.

     "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

     "Equity Interest" shall mean, with respect to any Person, any and all shares, stock, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including Preferred Stock and, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued thereafter.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA Affiliate" shall mean any entity that would be considered a single employer with a Debt Party under Sections 414(b), (c), (m) or (o) of the Code.

     "ERISA Event" shall mean (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Debt Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any

Plan; (e) the receipt by any Debt Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the incurrence by any Debt Party or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any Debt Party or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from any Debt Party or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Debt Party.

     "Event of Default" shall mean (i) during the LMA Effective Period, the LMA Effective Period Events of Default and (ii) during all other periods, the Non-LMA Effective Period Events of Default; provided, that if the Local Marketing Agreement is terminated by the Debtor pursuant to Section 12.2 thereof because of a Breach (as defined therein) by AIC, then thereafter only the LMA Effective Period Events of Default shall constitute Events of Default and, provided, further, that if the Local Marketing Agreement is terminated pursuant to Section 13 thereof and AIC gives notice of the exercise of the Option, then thereafter only the LMA Effective Period Events of Default shall constitute Events of Default; provided, further, that for purposes only of the Mortgages, Event of Default shall mean an Event of Default in accordance with the foregoing definition that results in the actual acceleration of the PTSC Debt pursuant to
Section 7.3 hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded Taxes" shall mean, with respect to AIC (but not any assignee of AIC) or any other recipient of any payment to be made by, or on account of, any Obligation of any Debt Party hereunder, (a) United States federal income taxes or other income or franchise taxes imposed on (or measured by) such recipient's net income by the United Mexican States (or any state, city, locality or other political subdivision thereof), California, New York, Delaware, Arizona, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or where it otherwise does business (other than as a result of the transactions contemplated hereunder); (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Debt Party is located; and (c) in the case of a Foreign Noteholder, any withholding tax that is imposed on amounts payable to such Foreign Noteholder (at the time such Foreign Noteholder becomes a party to this Agreement) or is attributable to such Foreign Noteholder's failure to comply with Section 2.10(e).

     "Existing Affiliation Agreements" shall mean (i) the Existing KAZA Affiliation Agreement; (ii) the Station Affiliation Agreement, dated as of December 31, 2001, between AIC and HAH, with respect to KAZH-TV, NTSC Channel 57 and DTV Channel 41 and KVVV-LP, NTSC Channel 53, which serve the Houston, Texas designated market area; (iii) the Station Affiliation Agreement, dated as of December 31, 2001, between AIC and HASF with respect to KTNC-TV, NTSC Channel 42 and DTV Channel 63, which serve the San Francisco-Oakland-San Jose, California designated market area; and (iv) the Station Affiliation Agreement, dated as of October 31, 2001, between AIC and Pappas Nevada, with respect to KUVR-LP, NTSC Channels 47 and 68, which serve the Reno-Sparks-Carson City, Nevada designated market area.

     "Existing Equity Option Agreement" shall have the meaning set forth in the recitals hereof.

     "Existing KAZA Affiliation Agreement" shall mean the Amended and Restated Station Affiliation Agreement, dated as of December 31, 2001, between AIC and the Debtor, with respect to KAZA-TV.

     "Existing Note" shall have the meaning set forth in the recitals hereof.

     "Existing PTSC Debt Amount" shall have the meaning set forth in the recitals hereof.

     "Extended Cut-Off Date" shall have the meaning assigned to such term in the Option Agreement.

     "FCC" shall mean the United States Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

     "FCC Licenses" shall mean any of the licenses, permits or other authorizations issued by the FCC relating to or necessary for the operation of KAZA-TV or KSWT-TV, including those listed on Schedule 1.2(a).

     "Financial Officer" of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

     "Foreign Noteholder" shall mean any holder of all or a portion of the Amended and Restated Note that is organized under the laws of a jurisdiction other than that in which the Debtor is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

     "Governmental Authority" shall mean the government of the United States of America and any state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Governmental Permits" shall mean all licenses, certificates, variances, filings, permissions, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Authority that are necessary to entitle the Debtor to own or lease, operate and use its assets, to carry on and conduct the business and to use its call letters as conducted or used as of the date hereof.

     "Grace Period" shall have the meaning set forth in Section 2.3(d).

     "Hazardous Materials" shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic, infectious, radioactive or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Materials includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, acids, metals, solvents and waste waters.

     "HSR Terminations" shall have the meaning set forth in clause (iii) of the definition of Maturity Date.

     "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (including client service deposits with respect to subleases); (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid or accrued; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 60 days); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (g) all Contingent Obligations of such Person; (h) all Capital Lease Obligations of such Person; (i) all obligations of such Person in respect of Interest Rate Protection Agreements or Other Hedging Agreements; (j) all Attributable Indebtedness of such Person; (k) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances; and (l) with respect to any Debt Party, Disqualified Stock. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner; provided, however that
(i) so long as the Debtor owns twenty five percent (25%) or less of the issued and outstanding equity interests of HAH, the Indebtedness of the Debtor shall not include the Indebtedness of HAH and (ii) so long as the Debtor owns twenty five percent (25%) or less of the issued and outstanding equity interests of HASF, the Indebtedness of the Debtor does not include the Indebtedness of HASF.

     "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

     "Intellectual Property" shall have the meaning set forth in Section 3.9.

     "Interest Payment Date" shall mean (i) May 31, 2003 or July 31, 2003, as applicable pursuant to Section 2.3(a)(ii), and each one month anniversary thereof until the LMA Effective Date, (ii) each three month, six month, nine month and annual anniversary of the LMA Effective Date and (iii) the Maturity Date.

     "Interest Rate" shall mean:

     (a) If the Debtor does not extend the Maturity Date pursuant to clause
(i)(B) of the definition of Maturity Date on or prior to May 1, 2003, then from and after May 1, 2003 until and including May 31, 2003 (or, if earlier, the date the Debtor exercises such election), $20,161.29 per day;

     (b) from and after June 1, 2003 or, if the Debtor has exercised its right to extend the Maturity Date pursuant to clause (i)(B) of the definition of Maturity Date, July 1, 2003 (including from and after (1) the Grace Period, if AIC has (x) not delivered an Option Exercise Notice during the Option Exercise Period (each as defined in the Option Agreement) under the Option Agreement, or
(y) delivered and withdrawn an Option Exercise Notice under the Option Agreement and (2) the Cut-Off Date or Extended Cut-Off Date, as applicable, if the Closing contemplated by the Option is not consummated), 11.6279% per annum;

     (c) during the Grace Period, 0% per annum;

     (d) from and after the Grace Period until the Cut-Off Date or Extended Cut-Off Date, as applicable, if AIC has delivered and not withdrawn an Option Exercise Notice under the Option Agreement, 5.5% per annum;

     (e) from and after the date of termination of the Local Marketing Agreement by the Debtor pursuant to Section 12.2 thereof as a result of a Breach (as defined therein) by AIC, 0% per annum; or

     (f) as otherwise provided in Section 2.4.

     Notwithstanding the foregoing:

     (i) if an Echostar Injunction is issued prior to June 1, 2003 or, if the Debtor has exercised its right to extend the Maturity Date pursuant to clause
(i)(B) of the definition of Maturity Date, July 1, 2003, then from and after the Echostar Injunction the Interest Rate shall be 9.8% per annum; and

     (ii) from and after the date of the HSR Terminations, 9.8% per annum.

     "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect against fluctuations in interest rates and not entered into for speculation.

     "KAZA Affiliation Agreement" shall mean the Station Affiliation Agreement between AIC and the Debtor, to be executed and delivered on the date hereof in substantially the form attached as Exhibit C-1 to the Settlement Agreement, as the same may be amended from time to time in accordance with the terms thereof.

     "KAZA Assets" shall mean all rights, property or interests, of whatever kind or nature and whether now owned or leased or hereafter acquired or leased, that are or become used or useful in the business or operations of KAZA-TV or the Debtor or its Subsidiaries, including, to the extent permissible now or in the future in compliance with the Communications Act, all of the right, title and interest in and to all present and future authorizations, permits, licenses and franchises issued or granted to any Debt Party by the FCC or any other Governmental Authority in connection with or for the operation of KAZA-TV (including the right, subject to FCC approval, to assign or transfer control of such authorizations, permits, licenses and franchises).

     "KAZA Mortgages" shall mean the KAZA Studio Mortgage and the KAZA Tower Mortgage.

     "KAZA Mortgage Amendments" shall mean the KAZA Studio Mortgage Amendment and the KAZA Tower Mortgage Amendment.

     "KAZA Real Property" shall mean the Real Property located on Mount Wilson, in the Angeles National Forest, California and subject to the KAZA Tower Agreement and the Real Property located at 230 North Maryland Avenue, Glendale, California and subject to the KAZA Studio Lease.

     "KAZA Studio Lease" shall mean the studio lease agreement, dated as of May 1, 2001, between the Debtor, as lessee, and 230 Maryland, LLC, as lessor as the same may be amended from time to time in accordance with the terms thereof.

     "KAZA Studio Mortgage" shall mean the leasehold deed of trust with respect to the KAZA Real Property subject to the KAZA Studio Lease executed by the Debtor on September 30, 2001 in favor of First American Title Insurance Company for the benefit of the Secured Parties (as defined in the Original Credit Agreement) as beneficiaries, as amended on the date hereof pursuant to the KAZA Studio Mortgage Amendment, as the same may from time to time be further amended, restated, modified or replaced in accordance with the terms thereof.

     "KAZA Studio Mortgage Amendment" shall mean the Amendment to KAZA Studio Mortgage to be executed by the Debtor, in favor of First American Title Insurance Company, as trustee, and AIC, as beneficiaries, which Amendment shall be in substantially the form attached hereto as Exhibit J.

     "KAZA Tower Agreement" shall mean the tower lease agreement, dated as of December 15, 2000, between American Tower L.P. and the Debtor, as the same may be amended from time to time in accordance with the terms thereof and of the KAZA Tower Mortgage.

     "KAZA Tower Mortgage" shall mean the leasehold deed of trust with respect to the KAZA Real Property subject to the KAZA Tower Agreement executed by the Debtor on July 21, 2001 in favor of First American Title Insurance Company for the benefit of the Secured Parties (as defined in the Original Credit Agreement) as beneficiaries, as amended on the date hereof pursuant to the KAZA Tower Mortgage Amendment, and as the same may from time to time be further amended, restated, modified or replaced in accordance with the terms thereof.

     "KAZA Tower Mortgage Amendment" shall mean the Amendment to KAZA Tower Mortgage to be executed by the Debtor, in favor of AIC, as beneficiary, which Amendment shall be in substantially the form attached hereto as Exhibit H.

     "KAZA-TV" shall mean the broadcast television station KAZA-TV, NTSC Channel 54, which is licensed by the FCC to serve the community of Avalon, California, and KAZA-DT, Digital Channel 47, which has been provisionally allotted by the FCC to serve the community of Avalon, California, as a paired digital television channel with KAZA-TV Channel 54, the effectiveness of which allotment has been stayed by the FCC pending Mexican concurrence.

     "Knowledge" means, with respect to the Debtor, the actual knowledge, without inquiry, of Harry J. Pappas, LeBon G. Abercrombie or Dennis J. Davis.

     "KSWT-TV" shall mean the broadcast television station KSWT-TV, NTSC Channel 13, which is licensed by the FCC to serve the community of Yuma, Arizona, and KSWT-DT, Digital Channel 16, for which Pappas Arizona License, LLC holds a construction permit issued by the FCC to build a digital television station to serve the community of Yuma, Arizona.

     "Leases" shall mean any and all leases, subleases, tenancies, options, licenses, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

     "Lien" shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, Claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such property or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LMA Effective Date" shall mean the Effective Date (as defined therein) of the Local Marketing Agreement.

     "LMA Effective Period" shall mean the period from and including the LMA Effective Date during which the Local Marketing Agreement is in full force and effect.

     "LMA Effective Period Event of Default" shall have the meaning set forth in
Section 7.1.

     "Local Marketing Agreement" shall mean the Local Marketing Agreement to be entered into on the Closing Date among the Debtor, PSC License and AIC, as the same may be amended from time to time in accordance with the terms thereof and hereof, which Local Marketing Agreement shall be in substantially the form attached hereto as Exhibit F.

     "Margin Stock" shall have the meaning assigned to such term in Regulation
U.

     "Material Adverse Effect" means a material adverse effect on the KAZA Assets, taken as a whole, or the ability to operate KAZA-TV as it is being operated on the date of this Agreement or, with respect to matters following the Closing Date, as of the date on which such matters are being determined.

     "Maturity Date" shall mean either:

     (i) (A) May 31, 2003, or

     (B) in the event of a war (whether or not war has been formally declared) involving the United States or a significant act of terrorism in the United States after the date hereof, which, in the good faith judgment of the Debtor, is having or has had a material adverse effect on the financial markets in the United States and the ability of the Debtor and its Affiliates to finance the payment of the PTSC Debt, the date no later than June 30, 2003 specified by written notice from the Debtor to AIC delivered on or prior to May 31, 2003, or

     (C) if the Local Marketing Agreement does not commence on the date immediately succeeding the date specified by clause (A) or (B), the LMA Effective

Date; provided, that the Maturity Date shall extend automatically at the LMA Effective Date as contemplated by clause (iv) below, upon receipt by AIC of the certificate contemplated by Section 4.2; and provided, further, that, if the last sentence of Section 3.2.2 of the Local Marketing Agreement is applicable, the parties shall negotiate in good faith an alternative to the transactions contemplated by this Agreement (including, without limitation, a reasonable Maturity Date), the other Debt Documents and the Settlement Agreement;

     (ii) In the event that an Echostar Injunction is issued prior to May 31, 2003 or if the Debtor has exercised its right to extend the Maturity Date pursuant to clause (i)(B) above, June 30, 2003, then the one year anniversary of the date of the issuance of the Echostar Injunction;

     (iii) In the event that the Option Agreement is terminated pursuant to
Section 6.8 thereof and the Local Marketing Agreement is terminated pursuant to
Section 3.1.2 thereof, then the one year anniversary of the date of such terminations (collectively, the "HSR Terminations"); or

     (iv) from and following the Option Effective Date (which shall also be the LMA Effective Date):

     (A) in the event that the Closing (as defined in the Option Agreement) contemplated in the Option Agreement is consummated, the Closing Date (as defined in the Option Agreement);

     (B) in the event that AIC shall have failed to deliver the Option Exercise Notice during the Exercise Period or shall have withdrawn a previously delivered Option Exercise Notice during the Exercise Period (as defined in the Option Agreement), the date specified as the "Maturity Date" by at least two years' prior written notice from AIC to the Debtor delivered at any time on or following the third anniversary of the Option Effective Date;

     (C) in the event that the Option Exercise Notice is delivered and not withdrawn during the Option Exercise Period and the Closing (as defined in the Option Agreement) contemplated by the Option Agreement is not consummated on or prior to the Cut-Off Date or the Extended Cut-Off Date, as applicable (each as defined in the Option Agreement), the date specified as the "Maturity Date" by at least two years' plus six months' prior written notice from AIC to the Debtor delivered at any time on or following such Cut-Off Date or Extended Cut-Off Date, as applicable;

     (D) in the event that the Local Marketing Agreement is terminated pursuant to Section 13 or Section 12.2 thereof and AIC shall have failed to deliver the Option Exercise Notice during the applicable shortened Exercise Period (each as defined in the Option Agreement), the earlier of (x) the date specified as the "Maturity Date" pursuant to clause (B) above (if a Maturity Date had been previously declared) or (y) by at least two years' prior written notice from AIC to the Debtor delivered at any time on or following the third anniversary of the Option Effective Date; or

     (E) if AIC shall have delivered and not withdrawn the Option Exercise Notice during the Exercise Period and all of the conditions to the obligation of the Debtor to consummate the Closing (as defined in the Option Agreement) contemplated by the Option Agreement shall have been satisfied as determined by a court of competent jurisdiction in a final non-appealable order or judgment, and the Debtor shall have failed to consummate the Closing (as defined in the Option Agreement) in accordance with the terms of the Option Agreement as determined by a court of competent jurisdiction in a final non-appealable order or judgment, the date that is 180 days from the date of such order or judgment, unless such order or judgment provides for specific performance in which case clause (iv)(A) of the definition of Maturity Date shall apply.

     "Mortgage" shall mean an agreement, including, but not limited to, the KAZA Tower Mortgage, the KAZA Studio Mortgage and any other fee or leasehold mortgage, deed of trust or any other document in form and substance acceptable to AIC, creating and evidencing a Lien on a Mortgaged Real Property, which shall contain such provisions as shall be necessary to conform such document to applicable Requirements of Law or as shall be customary under such applicable Requirements of Law, as the same may at any time be amended in accordance with the terms thereof and hereof.

     "Mortgaged Real Property" shall mean the Real Property of the Debtor subject to the KAZA Tower Mortgage and the KAZA Studio Mortgage of any Debt Party which shall be subject to a Mortgage delivered pursuant to the provisions of Section 5.9.

     "Multiemployer Plan" shall mean a multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA (i) to which any Debt Party or any ERISA Affiliate is then making or accruing an obligation to make contributions; (ii) to which any Debt Party or any ERISA Affiliate has within the preceding five plan years made contributions; or (iii) with respect to which any Debt Party could incur liability.

     "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds thereof (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received) net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes and the Debtor's good faith estimate of income taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) the Debtor's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold within 90 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); (b) with respect to any issuance or disposition of Indebtedness, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and (c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

     "Non-LMA Effective Period Events of Default" shall have the meaning set forth in Section 7.1.

     "Non-KAZA Assets" shall have the meaning set forth in Section 6.1(k).

     "Obligations" shall mean all amounts and obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to AIC or its Affiliates, successors, transferees or assignees pursuant to the terms of any Debt Document, whether or not the right of such Person to payment or performance in respect of such amounts and obligations is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such Claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

     "Option Agreement" shall mean the Option Agreement to be entered into on the Closing Date between AIC and the Debtor, which Option Agreement shall be in substantially the form attached to the Settlement Agreement as Exhibit , as the same may be amended from time to time in accordance with the terms thereof.

     "Option Effective Date" shall mean the Option Effective Date as defined in the Option Agreement.

     "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations in currency or commodity values.

     "Other Taxes" shall mean any and all present or future stamp, transfer or documentary taxes or any other excise or property taxes, recording fees, charges or similar levies (including any interest thereon, penalties or additions to tax) arising from any payment made under any Debt Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Debt Document.

     "Ownership Report" shall mean the Ownership Reports most recently filed with the FCC on behalf of PSC License and any other person required to file an Ownership Report with respect to KAZA-TV pursuant to 47 C.F.R. ss. 73.3615.

     "Pappas Intercompany Loan" shall mean, collectively, the intercompany advances and loans set forth in Schedule 1.2(b).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Permitted Liens" shall have the meaning set forth in Section 6.2.

     "Permitted Transferee" shall mean, with respect to any individual, (i) such individual's spouse or children (natural or adopted), any trust for such individual's benefit or the benefit of such individual's spouse or children (natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the Equity Interests is such Person or such individual's spouse or children (natural or adopted) or any trust for the benefit of such Persons; or (ii) the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets.

     "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or other entity or any government, or any agency or political subdivision thereof.

     "Plan" shall mean any employee pension benefit plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which any Debt Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA or with respect to which any Debt Party could incur liability.

     "Pledged Collateral" shall mean the Pledged Collateral as defined in each of the Amended and Restated Security Agreement and the Amended and Restated Securities Pledge Agreement.

     "Preferred Stock" shall mean, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the date hereof.

     "Property" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person and whether now in existence or owned or hereafter entered into or acquired.

     "PTSC Debt" shall mean the indebtedness of the Debtor to AIC evidenced by the Amended and Restated Note.

     "PTSC Operating Agreement" shall mean the Operating Agreement of the Debtor, dated October 23, 1997, by and among Harry J. Pappas, Pappas, LeBon G. Abercrombie and Dennis J. Davis, as amended on August 31, 2000.

     "Purchase and Sale Agreement" shall mean the Purchase and Sale Agreement, to be entered into on the date hereof in substantially the form attached to the Settlement Agreement as Exhibit A-1, among AIC, Pappas Telecasting of Houston, Pappas Telecasting of Concord, the Debtor, HASF and HAH, as the same may be amended from time to time in accordance with the terms thereof.

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

     "Purchased Equity Interests" shall mean the Equity Interests in each of HAH and HASF acquired by the Debtor from AIC on the Closing Date pursuant to the Purchase and Sale Agreement.

     "Real Property" shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license, trade, right-of-way agreement or other use agreement, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

     "Register" shall have the meaning set forth in Section 8.16(e).

     "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating of any Hazardous Material in, into, onto or through the Environment.

     "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, clause
(i) or (ii) above.

     "Requirements of Law" shall mean, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

     "Responsible Officer" of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security Documents" shall mean the KAZA Mortgages, the Amended and Restated Security Agreement, the Amended and Restated Securities Pledge Agreement and each other Mortgage or other security document or pledge agreement required by applicable Requirements of Law to grant a valid, perfected Lien on and security interest in any additional property required to be made subject to the Lien of the Security Documents pursuant to Section 5.9, which Lien, except as permitted by Section 6.2(j), shall be first in priority, and all UCC or other financing statements or instruments or agreements which shall contain such provisions as shall be necessary to conform such agreements to applicable Requirements of Law required by this Agreement, the Amended and Restated Security Agreement, the Amended and Restated Securities Pledge Agreement or any Mortgage to be executed and/or filed with respect to the security interests in property created pursuant to the Amended and Restated Security Agreement, the Amended and Restated Securities Pledge Agreement or any Mortgage and any other document or instrument utilized to pledge or grant a security interest in any property of whatever kind or nature as Collateral for the Obligations including any and all documents or instruments delivered pursuant to Section 5.9.

     "Settlement Agreement" shall have the meaning set forth in the recitals hereof.

     "Subordination Agreement" shall mean the Subordination Agreement, to be executed and delivered on the date hereof in substantially the form attached hereto as Exhibit E, among the Subordinated Affiliate Lenders, the Debtor, the Pledgors, TVA, AIC and any other Persons from time to time party thereto pursuant to Section 6.1, as the same may be amended from time to time in accordance with the terms hereof and thereof.

     "subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including any interest thereon, penalties or additions to tax) imposed by any Governmental Authority.

     "Transaction Documents" shall mean any and all documents entered into or delivered in connection with the Transactions, including but not limited to the Debt Documents, the Affiliation Agreements, the Option Agreement, the Local Marketing Agreement and the Settlement Agreement and the other Transaction Documents (as defined in the Settlement Agreement), including the Mutual Release Agreement (as defined in the Settlement Agreement).

     "Transactions" shall mean, collectively, the execution and delivery of, the consummation of the transactions contemplated by, and the performance of the obligations of each Debt Party or Pledgor under the Transaction Documents.

     "Tower" shall have the meaning set forth in Section 3.8(d).

     "Tower Lease" shall have the meaning set forth in Section 3.8(b).

     "Voting Stock" shall mean any class or classes of Equity Interests of any Debt Party pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the directors, managers or trustees of such Debt Party.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     Section 1.3 Terms Generally. The definitions in Sections 1.1 and 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Debt Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, (b) all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and (c) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the date hereof unless agreed to by the Debtor and AIC.

                                   ARTICLE II

                                  The PTSC Debt

     Section 2.1 Creation of the PTSC Debt.

     (a) On the Closing Date, upon the terms and conditions of this Agreement, and relying on the representations and warranties and agreements set forth herein, the Debtor shall issue to AIC the Amended and Restated Note, duly executed, in the initial principal amount of $128,000,000, subject to increase as set forth in Sections 2.1(b) and 2.1(c), in consideration for the sale by AIC to the Debtor of the Purchased Equity Interests and the execution and delivery by AIC of the Mutual Release (as defined in the Settlement Agreement) and the cancellation by AIC of the Existing Note. The principal amount of the PTSC Debt outstanding on the Closing Date shall equal $128,000,000.

     (b) Notwithstanding any provision hereof to the contrary, in the event that the PTSC Debt is not repaid in full on or prior to April 30, 2003 for whatever reason (including, for the avoidance of doubt, the exercise by the Debtor of its right to extend the Maturity Date pursuant to clause (i) of the definition of Maturity Date), capitalized interest in the amount of $1,000,000 shall be added to the principal amount of the PTSC Debt on April 30, 2003 without further action by, or notice to, any Person; provided that AIC may reflect such increase in a notation on the Amended and Restated Note; provided further, however, that any failure or delay by AIC in making any such notation shall not affect the validity or enforceability of such increase in the principal amount of the PTSC Debt.

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

     (c) If (i) AIC shall not have delivered an Option Exercise Notice during the Exercise Period (each as defined in the Option Agreement) or shall have delivered and withdrawn the Option Exercise Notice during the Exercise Period and the PTSC Debt is not repaid in full on or prior to the third anniversary of the Option Effective Date or (ii) the Closing (as defined in the Option Agreement) contemplated by the Option Agreement is not consummated by the Cut-Off Date or the Extended Cut-Off Date, as applicable, then on the later of
(x) the third anniversary of the Closing Date, and (y) the Cut-Off Date or the Extended Cut-Off Date, as applicable, the Debtor shall reimburse AIC for all amounts associated with the construction of the digital broadcast Channel 47, KAZA-DT paid by AIC to or on behalf of the Debtor pursuant to Section 10.3 of the Local Marketing Agreement (the "Construction Costs"). The Debtor's obligation to reimburse AIC for the Construction Costs shall be satisfied automatically by increasing the principal amount of the PTSC Debt outstanding on the later of (x) the third anniversary of the Closing Date and (y) the Cut-Off Date or the Extended Cut-Off Date, as applicable, by an amount equal to the Construction Costs without further action by or notice to any Person; provided that AIC may reflect such increase in a notation on the Amended and Restated Note; and provided further, however, that any failure or delay by AIC in making any such notation shall not affect the validity or enforceability of such increase in the principal amount of the PTSC Debt.

     Section 2.2 Repayment of PTSC Debt. The Debtor hereby unconditionally promises to pay to AIC on the Maturity Date the then unpaid principal amount of the Amended and Restated Note, together with interest and all other amounts accrued and unpaid hereunder and thereunder. Amounts paid or prepaid in respect of the Amended and Restated Note may not be reborrowed.

     Section 2.3 Interest on PTSC Debt.

     (a) Subject to the provisions of Sections 2.3(c), 2.3(d) and 2.4:

     (i) from the date hereof until April 30, 2003 (or, if the Debtor exercises its right to extend the Maturity Date pursuant to clause (i)(B) of the definition of Maturity Date, June 30, 2003), the PTSC Debt shall bear simple interest as set forth in Section 2.1(b); and

     (ii) from and after May 1, 2003, or, if the Debtor exercises its right to extend the Maturity Date pursuant to clause (i)(B) of the definition of Maturity Date, July 1, 2003, the PTSC Debt shall bear simple interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days) at a rate per annum equal to the Interest Rate;

     (b) Interest on the principal amount of the PTSC Debt shall be payable to AIC in arrears in Dollars on each Interest Payment Date; provided that:

     (i) during the LMA Effective Period, on each Interest Payment Date, the obligation to pay interest on the principal amount of the PTSC Debt owing as of such Interest Payment Date shall be satisfied by setting off the amount of such interest (up to the amount of the Quarterly Consideration (as defined in the Local Marketing

Agreement and prior to the increase payable under certain circumstances) then due and payable by AIC to the Debtor under the Local Marketing Agreement) against such amount of interest and any interest obligation remaining after giving effect to such set off shall accrue (but not compound), remain outstanding and be payable on the Maturity Date;

     (ii) during periods other than the LMA Effective Period, the obligation to pay interest on the principal amount of the PTSC Debt shall accrue (but not compound), remain outstanding and be payable on the Maturity Date.

     (iii) if the LMA Effective Date is postponed pursuant to Section 3.22 of the Local Marketing Agreement and the LMA Effective Period begins on a day other than an Interest Payment Date, interest on the principal amount of the PTSC Debt shall be payable to AIC in arrears on the Business Day immediately prior to the LMA Effective Date in respect of the period from and after the immediately prior Interest Payment Date to the LMA Effective Date; provided, that the obligation to pay such interest shall accrue (but not compound), remain outstanding and be payable on the Maturity Date.

     (c) Notwithstanding anything to the contrary herein, in the event that the Local Marketing Agreement is terminated by the Debtor pursuant to Section 12.2 of the Local Marketing Agreement, then the PTSC Debt shall cease to bear interest.

     (d) Notwithstanding anything to the contrary herein, in the event that the Local Marketing Agreement is terminated pursuant to Section 13 thereof, then the PTSC Debt shall cease to bear interest from and after the date the Local Marketing Agreement is terminated until the later of (x) sixty (60) days after such date and (y) the earliest of (i) the date AIC delivers the Option Exercise Notice (as defined in the Option Agreement), (ii) the date AIC delivers written notice that it will not exercise the Option (as defined in the Option Agreement) and (iii) the date immediately following the last day of the Option Exercise Period (the "Grace Period"). From and after the Grace Period, the PTSC Debt shall bear simple interest as set forth in Section 2.3(a), which shall accrue (but not compound), remain outstanding and be payable on the Maturity Date.

     Section 2.4 Default Interest. If the Debtor shall default in the payment of the principal of or interest on all or any portion of the PTSC Debt or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Debt Document, then interest shall accrue, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days) equal to the Interest Rate plus 4.50%. For so long as such default shall be continuing, to the extent not paid in accordance with Section 2.3(b), such interest shall be paid by the Debtor on demand from time to time in Dollars, subject, during the LMA Effective Period, to Section 2.3(b)(i).

     Section 2.5 Prepayment.

     (a) The Debtor shall have the right at any time and from time to time to prepay the outstanding PTSC Debt, in whole or in part, upon at least three (3)

Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to AIC; provided, however, that any partial prepayment pursuant to this Section 2.5 or 2.6 made with the proceeds of any Debt Issuance described in Section 6.1(j) incurred from or issued to any Person shall be (i) in an amount that is an integral multiple of $1.0 million and, with respect to any such prepayment made with the proceeds of the initial Debt Issuance from or to such Person, not less than $20.0 million, or (ii) the then outstanding principal amount of the PTSC Debt.

     (b) Each notice of prepayment shall specify the prepayment date and the principal amount of the outstanding PTSC Debt (or portion thereof) to be prepaid. All prepayments under this Section 2.5 shall be without premium or penalty.

     Section 2.6 Mandatory Prepayments.

     (a) Not later than one Business Day following the receipt of any Net Cash Proceeds of any Asset Sale (other than any Asset Sales permitted pursuant to Section 6.5) after the Closing Date, the Debtor shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding PTSC Debt.

     (b) Upon any Debt Issuance by the Debtor or any of is subsidiaries after the Closing Date that is permitted pursuant to Section 6.1(j), the Debtor shall prepay outstanding PTSC Debt in an aggregate principal amount equal to 100% of the Net Cash Proceeds of such Debt Issuance.

     (c) Not later than one Business Day following the receipt of any Net Cash Proceeds from a Casualty Event, the Debtor shall apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding PTSC Debt; provided, however, that such proceeds shall not be required to be so applied on such date to the extent that the Net Cash Proceeds from such Casualty Event are used for restoration of the applicable property.

     (d) The Debtor shall deliver to AIC at the time of each prepayment required under this Section 2.6, (i) a certificate signed by a Financial Officer of the Debtor setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days' prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount of the PTSC Debt (or portion thereof) to be prepaid. All prepayments of the PTSC Debt under this Section 2.6 shall be without premium or penalty.

     Section 2.7 Intentionally Omitted.

     Section 2.8 Intentionally Omitted.

     Section 2.9 Payments.

     (a) Subject to Section 2.3(b)(i), the Debtor shall make each payment (including principal of or interest on the PTSC Debt or other amounts) hereunder and under any other Debt Document not later than 1:00 p.m., New York City time, on the date when due in immediately available Dollars, without setoff (other than as permitted hereunder), defense or counterclaim. Each such payment to be made to AIC at its account as follows: c/o TV Azteca, S.A. de C.V., ABN AMRO Bank, New York, NY,
Account: 456060791641, ABA:026009580, or to any other account that AIC shall designate in writing to the Debtor.

     (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on the PTSC Debt or other amounts) hereunder or under any other Debt Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day.

     (c) Amounts received by AIC under or in respect of this Agreement and the other Debt Documents shall be applied as follows: (i) first, against any amounts owed to AIC pursuant to this Agreement or any other Debt Document and not otherwise identified in this Section 2.9(c); (ii) second, against any amounts owed to AIC pursuant to any indemnity or similar provision contained in this Agreement or in any other Debt Document; (iii) third, against any accrued default interest then due and payable, (iv) fourth, against any accrued interest then due and payable, (v) fifth, to the repayment of the principal amounts of the PTSC Debt, and (vi) finally, if there is any remainder, to the Debtor.

     Section 2.10 Taxes.

     (a) Any and all payments by or on account of any obligation of any Debt Party hereunder or under any other Debt Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Debt Party shall be required to deduct any Indemnified Taxes or Other Taxes from such required payments, then (i) the sum payable shall be increased as necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section 2.10) AIC receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Debt Party shall make such deductions; and (iii) such Debt Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Debtor shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Debtor shall indemnify AIC, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by AIC, as the case may be, on or with respect to any payment by or on account of any obligation of any Debt Party hereunder or under any other Debt Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.10) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that AIC shall not be entitled to compensation for any Indemnified Tax or Other Tax paid by AIC more than 90 days prior to the giving of the demand required pursuant to this Section 2.10(c). A certificate as to the amount of such payment or liability delivered to the Debtor by AIC shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Debtor to a Governmental Authority, the Debtor shall deliver to AIC the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to AIC.

     (e) If any Foreign Noteholder is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Debtor is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, such Foreign Noteholder shall deliver to the Debtor, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Debtor as will permit such payments to be made without withholding or at a reduced rate.

     (f) If AIC receives a refund in respect of Indemnified Taxes or Other Taxes paid by the Debtor, which in the good faith judgment of AIC is allocable to such payment, it shall promptly pay such refund to the Debtor, net of all out of pocket expenses (including any Taxes to which AIC has become subject as a result of its receipt of such refund) of AIC incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Debtor agrees to promptly return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to AIC if it receives notice from AIC that AIC is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.10(f) shall require AIC to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) to the Debtor or any other Person.

     Section 2.11 Reasonable Efforts to Mitigate. If the Debtor is required to pay any additional amount to AIC or any Governmental Authority on account of AIC, pursuant to Section 2.10, then AIC shall use reasonable efforts (which shall not require AIC to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it, in its sole discretion, to be significant) (x) to file any certificate or document reasonably requested in writing by the Debtor or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or Affiliates, if such filing or assignment would reduce amounts payable pursuant to Section 2.10. The Debtor hereby agrees to pay all costs and expenses incurred by AIC in connection with any such filing or assignment, delegation and transfer.

                                  ARTICLE III

                         Representations and Warranties

     A. Representations and Warranties of the Debtor. .

     The Debtor represents and warrants to AIC that:

     Section 3.1 Organization; Subsidiaries.

     (a) Each of the Debtor and its Subsidiaries is a limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the state of its jurisdiction of formation. Each of the Debtor and its Subsidiaries is qualified as a foreign limited liability company or limited partnership to do business in, and in good standing under, the laws of the every jurisdiction where such qualification is required, except where the failure to be so qualified would not be reasonably expected to result in a Material Adverse Effect. Each of the Debtor and its Subsidiaries has the requisite organizational power and authority to own or lease and operate the broadcast station operated by it and the assets owned by it.

     (b) Schedule 3.1 identifies each of the Subsidiaries of the Debtor and its jurisdiction of formation. The Debtor owns 100% of the outstanding equity interests in each such Subsidiary.

     Section 3.2 Authority of the Debtor; No Conflicts.

     (a) The Debtor has the requisite limited liability company power and authority to execute and deliver this Agreement and all of the other Debt Documents, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

     (b) The execution, delivery and performance of this Agreement and the other Debt Documents by the Debtor have been duly authorized and approved by all necessary limited liability company action of the Debtor and do not require any further authorization or consent of the Debtor, its members or any of its Subsidiaries. This Agreement and each of the other Debt Documents constitute the legal, valid and binding agreement of the Debtor enforceable in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) Except as set forth in Schedule 3.2, none of the execution, delivery and performance by the Debtor of this Agreement or the other Debt Documents, the consummation by the Debtor of any of the transactions contemplated hereby or thereby or compliance by the Debtor with, or fulfillment by the Debtor of, the terms, conditions and provisions hereof or thereof will:

     (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Lien upon any of the KAZA Assets or other Collateral under, the organizational documents of the Debtor, any agreement of the Debtor, any Governmental Permit (including the FCC Licenses) or any judgment, writ, injunction, award, decree or order issued by any Governmental Authority to which the Debtor is a party or to which any of the KAZA Assets or other Collateral or KAZA-TV is subject or by which the Debtor or its Subsidiaries is bound, or any Requirement of Law affecting the Debtor or its Subsidiaries, any of the KAZA Assets or other Collateral or KAZA-TV, except for any such conflicts, breaches or other occurrences of the type referred to above, which would not individually or in the aggregate have a Material Adverse Effect or prevent the consummation by the Debtor of the transactions contemplated hereby or in the other Debt Documents.

     (ii) require the approval, consent, authorization or act of, or the making by the Debtor or its Subsidiaries of any declaration, filing or registration with, any third party or any Governmental Authority, except for any such approvals, consents, authorizations or other actions of the type referred to above which would not individually or in the aggregate have a Material Adverse Effect or prevent the consummation by the Debtor of the transactions contemplated hereby or in the other Debt Documents.

     Section 3.3 Financial Statements. Schedule 3.3 contains the unaudited balance sheet of the Debtor as of December 31, 2002, and the related statement of income for the year then ended. Except as set forth in Schedule 3.3, such balance sheet and statement of income have been prepared in accordance with GAAP, except for the absence of notes and normal year-end adjustments and the write-off of certain intercompany indebtedness. Such balance sheet and statement of income present fairly and accurately, in all material respects, the financial position and results of operations of the Debtor, as of December 31, 2002 and for the period covered thereby.

     Section 3.4 Operations Since December 31, 2002.

     (a) Except as set forth in Schedule 3.4, during the period from December 31, 2002 to the date of this Agreement, inclusive:

     (i) To the Knowledge of the Debtor, there has not been any change in the financial condition or the results of operations of the Debtor, which has had or would reasonably be expected to have a Material Adverse Effect;

     (ii) To the Knowledge of the Debtor, there has not been any damage, destruction, loss or Claim (whether or not covered by insurance) or condemnation or other taking which has had or would reasonably be expected to have a Material Adverse Effect; and

     (iii) Neither the Debtor nor any of its Subsidiaries has, in respect of the KAZA Assets and the other Collateral, sold, leased, transferred or otherwise disposed of (including any transfers to any Affiliate of the Debtor), or mortgaged or pledged, or imposed or suffered to be imposed any Lien (other than Permitted Liens) on, any of the KAZA Assets or other Collateral, other than personal property sold or otherwise disposed of in the ordinary course of business consistent with past practice; or

     (iv) Neither the Debtor nor any of its Subsidiaries has, in respect of the KAZA Assets or the other Collateral, entered into any agreement or made any commitment to take any action described in subparagraph (iii) above.

     Section 3.5 No Undisclosed Liabilities. Except as set forth in Schedule 3.5, to the Knowledge of the Debtor, none of the Debtor or its Subsidiaries is subject, with respect to the KAZA Assets or the other Collateral, to any liability (including, without limitation, Claims), whether absolute, contingent, accrued or otherwise, which is not shown or reserved for in the balance sheets delivered pursuant to Section 3.3, other than liabilities of the same nature as those set forth in such balance sheets and the notes thereto and incurred in the ordinary course of business after December 31, 2002 and liabilities not required to be shown or reserved for under GAAP and except for liabilities which would not individually or in the aggregate have a Material Adverse Effect.

     Section 3.6 Taxes. Each Debt Party has filed or caused to be filed all federal tax returns and all material state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which such Debt Party, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.

     Section 3.7 Sufficiency of Assets. Except as set forth in Schedule 3.7 and certain corporate governance and managerial services provided by the Debt Parties, the KAZA Assets and the other Collateral constitute all of the assets necessary for or used by the Debtor and its Subsidiaries in the operation of KAZA-TV as operated as of the date hereof.

     Section 3.8 Real Property Leases.

     (a) Leased Properties. To the Knowledge of the Debtor, Schedule 3.8 contains a true and complete list of all Leases under which any Debt Party uses or occupies or has the right to use or occupy, now or in the future, any Real Property. The Debtor heretofore has delivered or caused to be delivered to AIC a copy of all of the Leases set forth on Schedule 3.8 (including all modifications, amendments and supplements) to the extent, and in the form, that such Leases are in the possession of such Debt Party. All of such Leases are in full force and effect; all rent and other sums and charges payable by such Debt Party as tenant thereunder are current; to the Knowledge of the Debtor, each other Person that is a party to any such Lease is in material compliance with all applicable terms and requirements to such Lease; to the Knowledge of the Debtor no event has occurred or condition or set of circumstances exists that (with or without notice or lapse of time or both) (A) constitutes a default or breach on the part of the lessee under any such Lease or (B) gives any Person the right to terminate or cancel any such Lease; no Debt Party has given to or received from any other Person any written notice or other communication regarding any alleged breach of or default under any such Lease except in the case of each of the

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

representations above where the inaccuracy of the representation would not individually or in the aggregate have a Material Adverse Effect. The Debt Parties hold the leasehold interest in each such Lease free and clear of all Liens, subject only to Permitted Liens. To the Knowledge of the Debtor, either
(i) a Debt Party, as lessee under the Leases, is entitled to non-disturbance from the holders of all mortgages (or deeds of trust) on the lessor's interests in the Real Property or (ii) the Leases are superior to such mortgages or deeds of trust.

     (b) Tower Lease. To the Knowledge of the Debtor, (i) the Debtor has delivered to AIC a true, correct and complete copy of its lease with American Tower L.P. relating to the Tower (the "Tower Lease"), and (ii) the representation and warranties contained in the third sentence of Section 3.8(a) are true and correct with respect to the Tower Lease (except that for purposes of this clause (ii), all references in such sentence to the Leases, and to the Debt Parties, shall be deemed, respectively, references to the Tower Lease and the lessee thereunder).

     (c) Entire Premises. The Real Property subject to the Leases constitutes all of the Real Property.

     (d) Condemnation. No Debt Party has received written notice of, and to the Knowledge of the Debtor, there are not any pending, threatened or contemplated condemnation proceedings affecting the Real Property or any part thereof, or any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

     Section 3.9 Intellectual Property. To the Knowledge of the Debtor, each of the Debtor and its Subsidiaries owns, or is licensed to use, all patents, patent applications, trademarks, tradenames, servicemarks, copyrights, technology, trade secrets, proprietary information, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property"), except for those the failure to own or license which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. To the Knowledge of the Debtor, no Claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Debt Party have Knowledge of any valid basis for any such Claim. To the Knowledge of the Debtor, the use of such Intellectual Property by the Debtor or its Subsidiaries does not infringe the rights of any Person, except for such Claims and infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

     Section 3.10 Title to KAZA Assets and Other Collateral. The Debtor and its Subsidiaries have good and marketable title (or a valid leasehold or license interest, in the case of any leased or licensed assets, as applicable), to all of the KAZA Assets free and clear of all Liens, except for Permitted Liens and where the failure to have good and marketable title (or a valid leasehold or license interest) would not individually or in the aggregate have a Material Adverse Effect.

     Section 3.11 Contracts. Set forth in Schedule 3.11, is a list of each contract, lease or other agreement relating to the operation of KAZA-TV or the KAZA Assets to which the Debtor or any of its Subsidiaries is a party as of the date of this Agreement.

     Section 3.12 Status of Contracts. Except as set forth in Schedule 3.12 or in any other Schedule hereto, each of the contracts, leases or other agreements set forth on Schedule 3.12 constitutes a valid and binding obligation of the Debtor or any of its Subsidiaries party thereto and, to the Knowledge of the Debtor, the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally) and is in full force and effect (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally) except where the failure of such contracts, leases or other agreements to be binding or in full force and effect would not individually or in the aggregate have a Material Adverse Effect. The Debtor or Subsidiary of the Debtor party thereto has fulfilled and performed in all material respects its obligations under each of such contracts, leases or other agreements to which it is a party except where the failure to fulfill or perform such obligations would not individually or in the aggregate have a Material Adverse Effect, and is not in, or alleged to be in, breach or default under any such contract, lease or other agreement and except for such breaches or defaults as would not individually or in the aggregate have a Material Adverse Effect, to the Knowledge of the Debtor, no other party to any of such contracts, leases or other agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Debtor or Subsidiary of the Debtor party thereto except for such breaches or defaults as would not individually or in the aggregate have a Material Adverse Effect or, to the Knowledge of the Debtor, by any such other party. There are no oral contracts material to the operation of KAZA-TV. Copies of each of the contracts, leases or other agreements set forth on Schedule 3.11, together with all amendments thereto, to the extent and in the form that any such contracts, leases or other agreements (or amendment thereto) is in the possession of the Debtor or Subsidiary of the Debtor party thereto, have heretofore been delivered or made available to AIC by the Debtor.

     Section 3.13 No Violation, Litigation or Regulatory Action. Except as set forth in Schedule 3.13:

     (a) To the Knowledge of the Debtor, the Debtor and its Subsidiaries have complied in all material respects with, and is not in violation of any judgment, writ, injunction, decree or order issued by any Governmental Authority applicable to such Debt Party, the KAZA Assets, the other Collateral or KAZA-TV. To the Knowledge of the Debtor, each of the Debtor and its Subsidiaries has complied with, and is not in violation of, any Requirements of Law, except where such non-compliance or violation would not individually or in the aggregate have a Material Adverse Effect. Without limiting the generality of the foregoing:

     (i) To the Knowledge of the Debtor, there are no unsatisfied judgments, writs, injunctions, decrees or orders issued by any Governmental Authority outstanding against any of the Debtor and its Subsidiaries, the KAZA Assets or KAZA-TV;

     (ii) To the Knowledge of the Debtor, there are no Claims, pending or threatened against any of the Debtor and its Subsidiaries, the KAZA Assets or KAZA-TV; and

     (iii) To the Knowledge of the Debtor, there are no Claims pending or threatened which questions the legality or propriety of the transactions contemplated by this Agreement or the Local Marketing Agreement;

     (b) The transmitting and studio equipment of KAZA-TV is operating in all material respects in accordance with the terms and conditions of Governmental Permits applicable thereto and all underlying construction permits and the rules, regulations and policies of the FCC, including, without limitation, all regulations concerning equipment authorization. KAZA-TV is not causing interference in violation of FCC rules to the transmission of any other broadcast station or communications facility and none of the Debtor or its Subsidiaries has received any written complaints with respect thereto, and no other broadcast station or communications facility is causing interference in violation of FCC rules to the transmissions of KAZA-TV or the public's reception of such transmissions;

     (c) The Debtor has not received written notification in the past two (2) years from the FCC that the employment practices of the Debtor fail to comply with FCC rules and policies; and

     (d) Except where the failure to have done so would not individually or in the aggregate have a Material Adverse Effect (i) all ownership reports, employment reports, tax returns and other documents required to be filed by each of the Debt Parties with the FCC or other Governmental Authority have been filed, (ii) such items as are required to be placed in each station's (KAZA-TV or KSWT-TV) local public inspection files have been placed in such files, (iii) all proofs of performance and measurements that are required to be made by each of the Debt Parties with respect to the transmission facilities of KAZA-TV or KSWT-TV have been completed and filed at each such station and (iv) all information contained in the foregoing documents is true, complete and accurate in all material respects.

     Section 3.14 Insurance. The Debtor and its Subsidiaries maintain policies of fire and extended coverage and casualty, liability and other forms of insurance in respect of the KAZA Assets, the other Collateral, KAZA-TV and KSWT-TV. All such insurance policies are in full force and effect. With respect to the KAZA Assets, the other Collateral, and KAZA-TV, there are no outstanding Claims under any insurance policy or default with respect to provisions in any such policy, which Claim or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Complete and correct copies of all such insurance policies have heretofore been delivered or made available to AIC by the Debtor and are listed on Schedule 3.14.

     Section 3.15 Environmental Protection. In respect of the KAZA Assets and the other Collateral, except as set forth in Schedule 3.15:

     (a) To the Knowledge of the Debtor, as of the date of this Agreement (i) each of the Debtor and its Subsidiaries is in material compliance with all applicable Environmental Laws; each of the Debtor and its Subsidiaries holds and is in compliance with all material licenses, permits, approvals or other authorizations of any Governmental Authority required under Environmental Laws for the operation of KAZA-TV as conducted on the date of this Agreement, and
(ii) no modification or change to the operations of KAZA-TV will be required upon the renewal of any such licenses, permits, approvals or other authorizations of any Governmental Authority other than modifications or changes required due to changes in Requirements of Law occurring after the date hereof;

     (b) To the Knowledge of the Debtor, there are no Environmental Claims arising under Environmental Laws or principles of common law relating to safety, health, pollution or protection of the Environment are pending or threatened against the Debtor or its Subsidiaries, (ii) there is no judgment, injunction, writ, award, decree or order pending or, to the Knowledge of the Debtor, threatened relating to compliance with or liability under any Environmental Law, and (iii) to the Knowledge of the Debtor, none of the Debtor or its Subsidiaries has any liability under any Environmental Law, except where such liability would not individually or in the aggregate have a Material Adverse Effect;

     (c) To the Knowledge of the Debtor, there have been no Releases of Hazardous Materials in, on or under the Real Property currently owned, leased or used by the Debtor or its Subsidiaries that could result in any material investigation or material remedial action by any Governmental Authority pursuant to any Environmental Law;

     (d) To the Knowledge of the Debtor, no Real Property or any property to which the Debtor or its Subsidiaries transported or arranged for the transportation of any Hazardous Materials is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA), or on any similar federal or state list of sites requiring investigation or remediation;

     (e) To the Knowledge of the Debtor, (i) there are no structures, improvements, equipment, activities, fixtures or facilities on any property owned, leased or used by the Debtor or its Subsidiaries that are constructed with, use or otherwise contain radioactive materials, asbestos-containing materials, lead, urea formaldehyde or polychlorinated biphenyls, unless same are in good condition, ordinary wear and tear excepted, and in compliance in all material respects with Environmental Laws, (ii) there are no underground storage tanks, or underground piping associated with such tanks, except those that comply with applicable Environmental Laws and (iii) there are no abandoned underground storage tanks that have not been removed in compliance with Environmental Laws;

     (f) To the Knowledge of the Debtor, there are no liens, restrictive covenants or other land use restrictions under Environmental Laws on any of the properties owned, leased or used by the Debtor or its Subsidiaries, and no government actions have been taken, or are in process that could subject any of such properties to such liens, restrictive covenants or other land use restrictions, and none of the Debtor or its Subsidiaries is required to place any notice or restriction relating to Hazardous Materials in any deed to such property;

     (g) None of the Debtor or its Subsidiaries has released any Person or waived any rights or defenses with respect to any Environmental Conditions or any Claim arising under any Environmental Law; and

     (h) There is no material environmental report in the possession or control of the Debtor or its Subsidiaries or any of their Affiliates relating to the current or prior business of such Debt Parties that has not been delivered to AIC.

     Section 3.16 Investment Company Act; Public Utility Holding Company Act. The Debtor is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     Section 3.17 Employee Benefit Plans. The Debtor and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Debtor or any of its ERISA Affiliates. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of all such underfunded Plans.

     Section 3.18 Security Documents.

     (a) The Amended and Restated Security Agreement is effective to continue in favor of AIC a legal, valid and enforceable security interest in and Lien on the Pledged Collateral (as defined in the Amended and Restated Security Agreement, including the Equity Interests in each Subsidiary, and including the FCC Licenses but only to the extent permissible now or in the future in compliance with the Communications Act) and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 3.3 to the Amended and Restated Security Agreement, and (ii) the certificates, if any, representing, or issuer acknowledgments with respect to, the Securities Collateral (as defined in the Amended and Restated Security Agreement) are delivered (to the extent not previously delivered) to AIC the Amended and Restated Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Pledged Collateral (other than the Intellectual Property, as defined in the Amended and Restated Security Agreement, and including the FCC Licenses but only to the extent permissible now or in the future in compliance with the Communications Act), in each case subject to no Liens other than Permitted Liens. Except

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

as permitted by Section 6.2(j), such Lien and security interest shall be first in priority and subject to no Lien other than the Permitted Liens.

     (b) The Amended and Restated Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral (as defined in the Amended and Restated Security Agreement), in each case subject to no Liens other than Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof). Except as permitted by Section 6.2(j), the Lien and security interest created by the Amended and Restated Security Agreement with respect to the Intellectual Property Collateral shall be first in priority and subject to no Lien other than the Permitted Liens.

     (c) The Amended and Restated Securities Pledge Agreement is effective to continue in favor of AIC a legal, valid and enforceable security interest in and Lien on the Pledged Collateral (as defined in the Amended and Restated Securities Pledge Agreement, including the Equity Interests in the Debtor) and, when the certificates, if any, representing, or issuer acknowledgments with respect to, the Pledged Securities (as defined in the Amended and Restated Securities Pledge Agreement) are delivered (to the extent not previously delivered) to AIC the Amended and Restated Securities Pledge Agreement shall continue to constitute a fully perfected Lien on and security interest in all right, title and interest of the Pledgors in such Pledged Securities, subject to no Liens other than Permitted Liens. Except as permitted by Section 6.2(j), the Lien and security interest created by the Amended and Restated Security Agreement with respect to the Pledged Securities shall be first in priority and subject to no Lien other than the Permitted Liens.

     (d) When the KAZA Tower Mortgage Amendment is recorded, it shall constitute a fully perfected Lien on and security interest in all right, title and interest of the Debtor in the KAZA Tower Agreement prior to the rights of all third Persons (except for the holders of Permitted Liens) and subject to no other Liens except those Liens expressly permitted by the KAZA Tower Mortgage. Except as permitted by Section 6.2(j), such Lien and security interest shall be prior to the rights of all third Persons (except for the holders of Permitted Liens).

     (e) Each Security Document delivered pursuant to Section 5.9 will, upon execution and delivery thereof, be effective to create in favor of AIC a legal, valid and enforceable Lien on all of the Debt Parties' and Pledgors' right, title and interest in and to the Collateral thereunder. Except as permitted by
Section 6.2(j), such Lien shall be first in priority and subject to no Lien other than the Permitted Liens. When (i) such Security Document and financing statements and other filings relating thereto are filed or recorded in the appropriate offices as may be required under applicable law (which Security Document, financing statements and other filings shall be duly executed and delivered by the appropriate Debt Party or Pledgor and shall be so filed or recorded at such Debt Party's or Pledgor's sole cost and expense) and (ii) the Collateral thereunder is delivered to AIC on behalf of AIC to the extent required under applicable law (which Collateral shall be so delivered by the applicable Debt Party or Pledgor), such Security Document will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Debt Parties and the Pledgors in such Collateral, in each case subject to no Liens other than the applicable Permitted Liens.

     Section 3.19 Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and the LMA Effective Date and after giving effect to the provisions of Section 10(b) of the Amended and Restated Guarantee Agreement, (a) the fair value of the assets of the Debtor and its Subsidiary, taken as a whole, Pledgor and Subordinated Affiliate Lender will exceed its (or his) debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Debtor and its Subsidiary, taken as a whole, Pledgor and Subordinated Affiliate Lender will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Debtor and its Subsidiary, taken as a whole, Pledgor and Subordinated Affiliate Lender will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Debtor and its Subsidiary, taken as a whole, Pledgor or Subordinated Affiliate Lender will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

     Section 3.20 FCC Matters. No Debt Party other than PSC License and Pappas Arizona License, LLC directly holds any FCC License. Schedule 3.20 correctly sets forth all of the FCC Licenses (other than auxiliary service licenses and FCC registrations for receive-only earth stations) held by PSC License and Pappas Arizona License, LLC as of the Closing Date and correctly sets forth the expiration date, if any, of each such FCC License. To the Knowledge of the Debtor, each FCC License, at the time of its issuance, was duly and validly issued by the FCC. Each such FCC License is in full force and effect (other than as provided in the rules and policies of the FCC generally applicable to the television broadcast industry as a whole), and each holder thereof is, to the Knowledge of the Debtor, in substantial compliance therewith with no known conflict with the valid rights of others except where the failure to be in full force and effect or in substantial compliance results from the failure of AIC to fulfill its obligations under the Local Marketing Agreement. To the Knowledge of the Debtor, no event has occurred or circumstance exists which permits, or after notice or lapse of time or both would permit, the revocation, suspension, termination or non-renewal of any FCC License, other than (i) events that may occur or circumstances that may arise after the date of this Agreement as a result of AIC's failure to fulfill its obligations under the Local Marketing Agreement, and (ii) circumstances of general applicability to the television broadcast industry as a whole.

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

     B. Representations and Warranties of AIC.

     AIC represents and warrants to the Debtor that:

     Section 3.21 Taxes. Based on existing facts and circumstances as of the date hereof and on the Debtor's representation that it has no property or business other than in California (which Debtor hereby represents), no Indemnified Taxes would be payable by the Debtor under Section 2.10(c) on account of income taxes or other income or franchise taxes imposed on (or measured by) AIC's net income.

                                   ARTICLE IV

                              Conditions Precedent

     Section 4.1 Conditions to Acceptance of Amended and Restated Note. In addition to, and without duplication of, the conditions precedent set forth in the Settlement Agreement, the Purchase and Sale Agreement and the other Transaction Documents, the obligations of AIC to accept the Amended and Restated Note on the Closing Date are subject to the satisfaction of the following conditions on the Closing Date:

     (a) Transaction Documents. All legal matters incident to this Agreement, the Amended and Restated Note and the other Transaction Documents shall be satisfactory to AIC and there shall have been delivered to AIC an executed counterpart of each of the Transaction Documents. Each such Transaction Document shall be in full force and effect as of the Closing Date.

     (b) Opinions of Counsel. AIC shall have received a favorable written opinion of (i) Kaye Scholer LLP, special counsel for the Debt Parties, in form, scope and substance satisfactory to AIC and (ii) Paul, Hastings, Janofsky & Walker LLP, special FCC counsel for the Debt Parties, in form, scope and substance satisfactory to AIC, such opinions generally covering the matters relating to the Debt Documents and the Transactions as AIC shall reasonably request, including that AIC has a fully perfected Lien on and security interest in the Collateral, in each case (A) dated the Closing Date and (B) addressed to AIC, and the Debtor hereby requests such counsel to deliver such opinions.

     (c) Corporate Documents. AIC shall have received (i) a copy of the certificate or articles of incorporation or other constitutive documents, including all amendments thereto, of each Debt Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Debt Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary, Assistant Secretary, member, manager or general partner, as applicable, of each Debt Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or correlative constitutive document of such Debt Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) , (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or other governing body) of such Debt Party authorizing the execution, delivery and performance of the Transaction Documents to which such Person is a party and, in the case of the Debtor, the issuance of the Amended and Restated Note hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other constitutive documents of such Debt Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Transaction Document or any other document delivered in connection herewith on behalf of such Debt Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as AIC may reasonably request.

     (d) KAZA Mortgage Amendments. Each of the KAZA Mortgage Amendments shall have been duly executed by the Debtor and each of the foregoing documents shall have been delivered to AIC and shall be in full force and effect on such date, and otherwise in form for recording in the recorder's office where each such Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create or maintain a Lien under applicable law, and such UCC-1 financing statements, and any other statements as are contemplated by the counsel opinions described in Section 4.1(b) in respect of the KAZA Tower Mortgage Amendment, all of which shall be in form and substance satisfactory to AIC, and any other instruments necessary to grant or maintain a mortgage Lien under the laws of the jurisdiction in which the KAZA Real Property is located, which KAZA Mortgage Amendments and financing statements and other instruments shall, when recorded, be effective to create or maintain a valid, enforceable and perfected Lien on the KAZA Real Property prior to the rights of all third Persons other than the holders of Permitted Liens applicable to such KAZA Real Property and subject to no other Liens except Permitted Liens. The Debtor shall have:

     (i) obtained and delivered to AIC and counsel to AIC such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary or required to consummate the transactions contemplated in this Section 4.1(d) or as may be deemed necessary by AIC in order to grant, perfect or maintain the Lien of the KAZA Tower Mortgage;

     (ii) obtained and delivered to AIC and counsel to AIC copies of all Leases or other agreements relating to possessory interests to which the Debtor or any Subsidiary is a party. To the extent any of the foregoing in which the Debtor or any Subsidiary is a landlord or sublandlord affects the Real Property subject to the KAZA Tower Agreement, such agreement shall be subordinate to the KAZA Tower Mortgage and otherwise acceptable to AIC;

     (iii) obtained and delivered to AIC and counsel to AIC, with respect to the KAZA Tower Agreement, the Consent and Estoppel Certificate in the form attached hereto as Exhibit G from American Tower L.P;

     (e) Intentionally Omitted.

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

     (f) Collateral Deliveries. Each Debt Party shall have authorized, executed and/or delivered or caused to be delivered each of the following to AIC:

     (i) UCC Financing Statements in appropriate form for filing under the UCC and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate to perfect, or maintain the perfection of, the Liens created, or purported to be created, by the Security Documents;

     (ii) to the extent not previously delivered, all certificates, agreements or instruments representing or evidencing the Securities Collateral (as defined in the Amended and Restated Security Agreement and Amended and Restated Securities Pledge Agreement) accompanied by instruments of transfer and stock powers (or such other powers as are appropriate for the non-stock Equity Interests) endorsed in blank shall have been delivered to AIC.

     (iii) evidence of the completion of all recordings and filings of, or with respect to, the Amended and Restated Security Agreement, including the execution and/or delivery of such other security and other documents and consents of counterparties to contracts, and the taking of all actions as may be necessary or, in the reasonable opinion of AIC, desirable, to perfect the Liens created, or purported to be created, by the Amended and Restated Security Agreement and the Amended and Restated Securities Pledge Agreement, except for any of the foregoing to be provided after the Closing Date pursuant to Section 5.9.

     (g) Insurance. AIC shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.2 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" AIC's loss payable endorsement and to name AIC as additional insured and loss payee, as applicable, in form and substance satisfactory to AIC.

     (h) Consents, Etc. On or prior to the Closing Date, each Debt Party shall have obtained all consents from third parties (except for any consents to be obtained after the Closing Date pursuant to any applicable provision of any Debt Document) and Governmental Authorities, if any, required to perform in a full and timely manner all of its obligations under the Debt Documents and to own, operate or program, as the case may be, KAZA-TV; to the extent available in writing, there shall have been furnished to AIC evidence of such consents; and all such consents shall be reasonably satisfactory to AIC and in full force and effect on the Closing Date.

     (i) Subordination of Pappas Intercompany Loan. The Pappas Intercompany Loan shall be subordinated to the Obligations under the Debt Documents pursuant to the Subordination Agreement and otherwise be on terms and conditions acceptable to AIC in its sole discretion.

     (j) No Legal Bar. No order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending that enjoins, prohibits or restrains the issuance or repayment of the Amended and Restated Note or the consummation of any of the Transactions on the terms and upon satisfaction of the conditions set forth in the Transaction Documents.

     (k) Officer's Certificate. AIC shall have received a certificate of the Debtor, dated as of the date hereof, signed by a Financial Officer of the manager of the Debtor as to the solvency of the Debtor and PSC License (taken as a whole) after giving effect to Transactions to be effected on the Closing Date, in form, scope and substance satisfactory to AIC.

     (l) Certificate of Insurance. Borrower shall, in addition to those documents and deliveries set forth in subclauses (d) and (e) above in this
Section 4.1, obtain and deliver to AIC and counsel to AIC policies or certificates of insurance as shall be reasonably acceptable to AIC.

     (m) Representations and Warranties True. The representations and warranties of the Debtor set forth in Article III shall be true and correct in all material respects (if not otherwise qualified as to materiality) on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date.

     (n) AIC as Additional Manager. The PTSC Operating Agreement shall provide in a manner reasonably satisfactory to AIC for the appointment of AIC as an additional Manager (as defined in the PTSC Operating Agreement) entitled to the benefits of Section 5.5 and 5.6 of the PTSC Operating Agreement and with the power to consent (except following an acceleration hereunder) to the filing by the Debtor of a petition seeking, or consenting to, reorganization or relief with respect to the Debtor under any applicable federal or state law relating to bankruptcy, or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Debtor or a substantial part of its property, or the making of any assignment for the benefit of creditors of the Debtor, or admission in writing of the Debtor's inability to pay its debts generally as they become due, or action in furtherance of any such action, or dissolution or liquidation by the Debtor. The PTSC Operating Agreement also shall provide that (i) notwithstanding Section 5.1(b) of the PTSC Operating Agreement, neither AIC nor its designee may be removed as Manager by the Members, (ii) the provisions of the PTSC Operating Agreement relating to AIC's appointment and powers as a Manager may not be amended without the consent of AIC or its designee and (iii) the right of AIC to serve as a Manager shall automatically terminate upon the earlier of payment and performance in full of the Obligations under the Debt Documents and the termination of the Option Agreement.

     Section 4.2 LMA Effective Date. The Maturity Date shall be extended automatically on the LMA Effective Date (which also shall be the Option Effective Date) upon the receipt by AIC of a certificate of the Debtor, dated as of the LMA Effective Date and signed by a Financial Officer of the manager of the Debtor, in the form attached hereto as Exhibit I.

                                   ARTICLE V

                              Affirmative Covenants

     A. Affirmative Covenants of the Debtor.

     The Debtor covenants and agrees with AIC that, so long as this Agreement shall remain in effect and the principal of and interest on the PTSC Debt and all Obligations under the Debt Documents shall not have been paid and performed in full (other than, as of any date, contingent and unliquidated Obligations under the Debt Documents not due or payable hereunder and which, pursuant to the terms hereof, survive the termination of this Agreement and the repayment of the PTSC Debt), unless AIC shall otherwise consent in writing, the Debtor will, and will cause each other Debt Party to:

     Section 5.1 Existence; Businesses and Properties; FCC Matters.

     (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.5.

     (b) Except to the extent that AIC has an obligation under the covenants set forth in Part B of this Article V or in the Local Marketing Agreement, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; maintain and operate such business in substantially the manner in which it is presently conducted and operated except for the acquisition of Non-KAZA Assets permitted by Section 6.1(k); comply with all applicable Requirements of Law and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all material Leases; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing in this Section 5.1(b) shall prevent (i) sales of assets, consolidations or mergers by or involving any Debt Party in accordance with Section 6.5; (ii) the withdrawal by any Debt Party of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Debt Party of any rights, franchises, licenses and patents that such Debt Party reasonably determines are not useful to its business.

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

     (c) Except to the extent that AIC has an obligation under the covenants set forth in Part B of this Article V or in the Local Marketing Agreement, keep itself fully licensed with all licenses required to operate its business under applicable law, except (in the case of any such license that does not relate to KAZA-TV) to the extent that the loss or relinquishment of such qualification, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Debtor will promptly furnish or cause to be furnished to AIC copies of all reports and correspondence it or any other Debt Party sends or receives relating to any loss or revocation (or threatened loss or revocation) of any qualification described in this Section.

     (d) Except to the extent that AIC has an obligation under the covenants set forth in Part B of this Article V or in the Local Marketing Agreement, use their best efforts to keep in full force and effect all of the FCC Licenses. The Debt Parties shall provide a copy of any notice from the FCC of any violation (or, in the event of any notice based on knowledge of such Debt Party, a brief description of such violation and the basis of such knowledge) with respect to any FCC License received by it or any other Debt Party (or with respect to which any of such Debt Parties may have any knowledge).

     (e) At all times on and after the date hereof, the Debtor shall, and shall cause each other Debt Party to, cause each new FCC License relating to KAZA-TV issued by the FCC to be issued to, and held by, PSC License.

     (f) File a copy of this Agreement with the FCC pursuant to 47 C.F.R. ss.ss.
73.3613 within thirty (30) days of the date of this Agreement.

     (g) In the case of Pappas Arizona and Pappas Arizona License, LLC, maintain, operate and conduct their businesses in the ordinary course.

     Section 5.2 Insurance. Except to the extent that AIC has an obligation under the covenants set forth in Part B of this Article V or in the Local Marketing Agreement, keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against Claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any property owned, occupied or controlled by it; and maintain such other insurance as may be required by law; and, with respect to the Collateral, otherwise maintain all insurance coverage required under the applicable Security Documents.

     Section 5.3 Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful Claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or Claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and each Debt Party shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of Collateral, the applicable Debt Party shall have otherwise complied with the provisions of the applicable Security Document in connection with such nonpayment.

     Section 5.4 Financial Statements, Reports, etc. Furnish to AIC:

     (a) Annual Reports. Within ninety (90) days after the end of each fiscal year, the consolidated balance sheet of the Debtor as of the end of such fiscal year and related statements of income, cash flows and stockholders' equity for such fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by an opinion of M. Green or other independent public accountants satisfactory to AIC (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the combined consolidated and consolidated financial condition, results of operations, cash flows and changes in stockholders' equity of the Debtor and the Subsidiaries, as of the end of and for such fiscal year in accordance with GAAP consistently applied;

     (b) Quarterly Reports. Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated balance sheet of the Debtor as of the end of such fiscal quarter and related statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the combined consolidated and consolidated financial condition, results of operations and cash flows of the Debtor and the Subsidiaries, as of the date and for the periods specified in accordance with GAAP, consistently applied, except that such statements do not contain footnotes or normal year-end adjustments.;

     (c) Financial Officer's Certificate. (i) Concurrently with any delivery of financial statements under sub paragraph (a) or (b) above, a certificate of a Financial Officer certifying that, to the Knowledge of the Debtor, no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; and (ii) in the case of paragraph (a) above, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of such Debt Party and its subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge that any Default has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof;

     (d) Financial Officer's Certificate Regarding Collateral. Within 45 days after the end of each fiscal quarter of each fiscal year, a certificate of a Financial

Officer (i) certifying compliance with Sections 4.6 and 4.7 (and such other relevant Sections as determined by AIC) of the Amended and Restated Security Agreement and (ii) (A) certifying that no Real Property has been acquired by any Debt Party subsequent to the Closing Date or the date of the last certificate delivered under this Section 5.4(d), as appropriate, or if such Real Property has been so acquired, certifying which Real Property has been so acquired; (B) if such Real Property has been so acquired, certifying that such Real Property, if required by Section 5.9, has been made subject to the Lien of the Security Documents in accordance with such Section 5.9; and (C) certifying that no property (other than Real Property) has been acquired by any Debt Party subsequent to the Closing Date or the date of the last certificate delivered under this Section 5.4(d), as appropriate, which property has not been made subject to the Lien of the Security Documents in accordance with the provisions of Section 5.9, except to the extent that, pursuant to the Security Documents or this Agreement, such property is not required to be subject to the Lien of the Security Documents;

     (e) Certain Notices Regarding Collateral. Prompt written notice of any change (i) in any Debt Party's legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Debt Party's jurisdiction of incorporation, (iii) in any Debt Party's identity or structure or (iv) in any Debt Party's Federal Taxpayer Identification Number or organizational identification number. The Debtor agrees not to effect or permit any change referred to in the preceding sentence unless written notice has been delivered to AIC, together will all applicable information to enable AIC to make all filings under the UCC or otherwise that are required in order for AIC to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral;

     (f) FCC Notices. Promptly upon (i) receipt thereof, copies of any material adverse notice or reports regarding any Debt Party from the FCC or any other Governmental Authority, and (ii) receipt of notice of (A) any forfeiture, non-renewal, cancellation, termination, revocation, suspension, material impairment or material adverse modification of any FCC License relating to KAZA-TV or any other material FCC License held by any Debt Party, or any notice of default or forfeiture with respect to any such FCC License, or (B) any refusal by any Governmental Authority to renew or extend any material license, permit, certification or other authorization (including any FCC License relating to KAZA-TV or any other material FCC License) held by any Debt Party, a certificate of a Responsible Officer specifying the nature of such event, the period of existence thereof, and what action the Debt Parties are taking and propose to take with respect thereto; and

     (g) Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Debt Party, or compliance with the terms of any Debt Document, as AIC may reasonably request.

     Section 5.5 Litigation and Other Notices. Furnish to AIC prompt written notice of the following of which the Debtor has Knowledge:

     (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

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

     (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Debt Party or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Transaction Document;

     (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

     (d) the occurrence of a Casualty Event with probable Net Cash Proceeds in excess of $50,000; and

     (e) (i) the incurrence of any Lien (other than Permitted Liens) on, or Claim asserted against, any of the Collateral or (ii) the occurrence of any other event which could materially adversely affect the value of the Collateral.

     Section 5.6 Employee Benefits. Comply in all material respects with the applicable provisions of ERISA and the Code and furnish to AIC (i) as soon as possible after, and in any event within ten (10) days after any Responsible Officer of any Debt Party or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of any Debt Party in an aggregate amount exceeding $500,000, a statement of a Financial Officer of such Debt Party setting forth details as to such ERISA Event and the action, if any, that the Debt Parties propose to take with respect thereto, and (ii) upon request by AIC, copies of: (A) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Debt Party or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (B) the most recent actuarial valuation report for each Plan; (C) all notices received by any Debt Party or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (D) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Debt Party) as AIC shall reasonably request.

     Section 5.7 Maintaining Records; Access to Properties and Inspections. Except during the LMA Effective Period, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. The Debtor will, and will cause each other Debt Party to, permit any representatives designated by AIC to visit and inspect the financial records and the property of any Debt Party at reasonable times during normal business hours and upon reasonable prior written notice to the Debtor, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by AIC to discuss the affairs, finances and condition of any Debt Party with the officers thereof and independent accountants therefor.

     Section 5.8 Compliance with Environmental Laws. Refrain from taking any action if it has Knowledge that the action would cause a violation of any Environmental

Laws and Environmental Permits applicable to its operations and property; obtain and renew all material Environmental Permits necessary for its operations and property; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that no Debt Party shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

     Section 5.9 Further Assurances; Additional Collateral.

     (a) Execute at the Debtor's sole cost and expense any and all further documents, financing statements, agreements and instruments, and take all further action (including giving notices of assignment, filing UCC and other financing statements, recording assignments of leases and rents, mortgages, deeds of trust and memoranda of leases and filings with the United States Patent and Trademark Office and the United States Copyright Office) that may be required under applicable law, or that AIC may reasonably request, in order to effectuate the transactions contemplated by the Debt Documents and in order to evidence, confirm, grant, preserve, protect and perfect the validity and, subject to Section 6.2(j), first priority of the security interests created or intended to be created by the Security Documents.

     (b) The Debtor will cause any subsequently acquired or organized subsidiary of a Debt Party that owns, holds or has any rights in respect of any KAZA Assets or other Collateral to become a party to each applicable Security Document in favor of AIC as shall be necessary or appropriate to grant, subject to Section 6.2(j), a first priority Lien on and security interest in the KAZA Assets or other Collateral owned or held (other than FCC Licenses to the extent prohibited) by such subsidiary subject to no Liens other than Permitted Liens, and to take all further action of the type described in this Section 5.9 in order to grant, preserve, protect and perfect such Lien and security interest.

     (c) The parties hereto acknowledge and agree that it is their intention that the Obligations shall be secured by, among other things, a Lien second in priority only under the circumstances and to the extent set forth in Section 6.2(j) (and otherwise first in priority) and subject to no Liens other than Permitted Liens, on all of the KAZA Assets and other Collateral (including the Real Property and other property acquired subsequent to the Closing Date but excluding FCC Licenses to the extent prohibited). Promptly, and in any event within 30 days after the acquisition of any KAZA Assets or other Collateral consisting of material Real Property or other property by any Debt Party, the Debtor will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected first priority security interests and Liens with respect to such property (other than FCC Licenses to the extent prohibited) subject to no Liens other than Permitted Liens. Such security interests and Liens will be created under the Security Documents and other security agreements, assignments of leases and rents, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to AIC, and the Debtor shall deliver or cause to be delivered to AIC all such instruments and documents (including legal opinions, title insurance policies, surveys, appraisals, certificates of title, consents, lien waivers, subordination, non disturbance and attornment agreements and lien searches) as AIC shall reasonably request (and consistent with the documents delivered pursuant to this Agreement or the Security Documents) to evidence compliance with this Section 5.9. The Debtor shall take all further action of the type described in Section 5.9(a) in order to grant, preserve, protect and perfect such Lien and security interest. Notwithstanding the foregoing, in the event that the Debtor acquires or leases any Non-KAZA Assets, the Debtor shall prepare and AIC shall promptly, and in any event within 30 days after notice of the acquisition of such Non-KAZA Assets, file, or authorize the filing of, such amendments to any then-effective financing statements and other documents, in form reasonably acceptable to AIC, in such offices as the Debtor may deem necessary or in the exercise of reasonable judgment appropriate, wherever required or permitted by law, in order to evidence the exclusion of such Non-KAZA Assets from the Collateral described in such financing statements. The preparation and filing of such amendments shall be at the sole cost and expense of the Debtor

     (d) The Debtor agrees, from time to time, to provide such evidence as AIC shall reasonably request as to the perfection and priority status of each security interest and Lien contemplated herein or in the Security Documents.

     (e) The Debtor agrees that each action required by this Section 5.9 shall be completed within 20 days of the date such action is requested or required to be taken.

     (f) Notwithstanding anything to the contrary set forth herein, AIC agrees that to the extent prior FCC approval is required pursuant to the Communications Act for (i) the operation and effectiveness of any grant, right or remedy hereunder or under the Security Documents or (ii) taking any action that may be taken by AIC hereunder or under the Security Documents, such grant, right, remedy or actions will be subject to such prior FCC approval having been obtained by or in favor of AIC or its successors, assigns or designees. The Debtor agrees that, upon the occurrence and during the continuance of an Event of Default and at AIC's request, the Debtor will, and will cause any other Debt Party to, immediately file, or cause to be filed, such applications for approval and shall take all other and further actions reasonably required by AIC to obtain such FCC approvals or consents as are necessary to effectuate any grant, right or remedy hereunder or under the Security Documents, including the transfer of ownership and control to AIC, or its successors, assigns or designees, of the FCC Licenses held by any Debt Party. To enforce the provisions of this subsection, AIC is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC an involuntary transfer of control of any such FCC License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Debtor hereby agrees to authorize, and to cause each other Debt Party to authorize, such an involuntary transfer of control upon the request of the receiver so appointed, and, if the Debtor shall refuse to authorize or cause any other Debt Party to so authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, and the request of AIC, the Debtor shall further use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement or the other Debt Documents, including the preparation, execution and filing with the FCC of the assignor's or transferor's or licensee's portion of any application or applications for consent to the assignment of any FCC License or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any FCC License or other authorization.

     (g) The Debtor acknowledges that the assignment or transfer of such FCC Licenses is integral to AIC's realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Debtor to comply with the provisions of Section 5.9(f) and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in
Section 5.9(f) may be specifically enforced.

     Section 5.10 Separateness from Affiliates. The Debtor will, unless AIC shall otherwise consent in writing:

     (i) comply in all respects with the requirements and limitations of its powers set forth in, and observe in all material respects all procedures required by, the PTSC Operating Agreement;

     (ii) at all times maintain its offices separate and apart from those of any of its Affiliates;

     (iii) at all times hold itself out to the public (including to any creditors of its Affiliates) as a separate and distinct entity operating under its own name (or a trade name which it is authorized to use) and shall act solely under its own name (or a trade name which it is authorized to use), and without limiting the generality of the foregoing, all communications, including letters, invoices, purchase orders, contracts, statements and applications, will be made solely in its name (or a trade name which it is authorized to use) on its own stationery or other business forms;

     (iv) (A) maintain its funds and other assets so that they are separately identified and segregated from those of its Affiliates, maintain its financial statements and accounting records separate from those of, and not commingle its funds or assets with those of, any of its Affiliates or any other Person, and maintain its own separate bank accounts, (B) not permit its assets to be held on its behalf by any Affiliate, and (C) maintain correct and complete books and records separate from those of any of its Affiliates; and

     (v) itself pay from its assets all obligations of any kind, including its operating expenses and salaries of its employees, incurred by it, and will promptly reimburse any of its Affiliates for any service provided to it by any such Affiliates (including those to be provided pursuant to any lease or any management services agreement between it and any Affiliate).

     B. Affirmative Covenants of AIC.

     AIC covenants and agrees with the Debtor that, during the LMA Effective Period, exclusively with respect to the operation of the KAZA Assets and KAZA-TV by AIC pursuant to the terms of the Local Marketing Agreement, AIC will:

     Section 5.11 Existence; Businesses and Properties; FCC Matters.

     (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

     (b) Except to the extent that the Debtor has an obligation under the covenants set forth in Part A of this Article V or in the Local Marketing Agreement, do or cause to be done all things necessary to preserve and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the operation of the KAZA Assets except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; maintain and operate the KAZA Assets in accordance with the Local Marketing Agreement; comply with all applicable Requirements of Law and decrees and orders of any Governmental Authority with respect to the KAZA Assets, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all material Leases in respect of the operation of the KAZA Assets; and at all times maintain and preserve all property material to the operation of the KAZA Assets and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times by AIC, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing in this Section 5.11(b) shall prevent the withdrawal by AIC of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (c) Except to the extent that the Debtor has an obligation under the covenants set forth in Part A of this Article V or in the Local Marketing Agreement, keep itself fully licensed with all licenses required to operate the KAZA Assets under applicable law, except to the extent that the loss or relinquishment of such qualification, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. AIC will promptly furnish or cause to be furnished to the Debtor copies of all reports and correspondence it sends or receives relating to any loss or revocation (or threatened loss or revocation) of any qualification described in this Section 5.11(c).

     (d) Except to the extent that the Debtor has an obligation under the covenants set forth in Part A of this Article V or in the Local Marketing Agreement, use its best efforts to keep in full force and effect all of the FCC Licenses with respect to the KAZA. AIC shall provide a copy of any notice from the FCC of any violation (or, in the

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

event of any notice based on knowledge of AIC, a brief description of such violation and the basis of such knowledge) with respect to any FCC License in respect of KAZA-TV received by it (or with respect to which any of AIC may have any knowledge).

     Section 5.12 Insurance. Except to the extent that the Debtor has an obligation under the covenants set forth in Part A of this Article V or in the Local Marketing Agreement, keep the insurable property with respect to the KAZA Assets adequately insured at all times by financially sound and reputable insurers; maintain such other insurance with respect to the KAZA Assets, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against Claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any KAZA Assets owned, occupied or controlled by it; and maintain such other insurance with respect to the KAZA Assets as may be required by law.

     Section 5.13 Obligations and Taxes. Pay its Indebtedness and other obligations with respect to the KAZA Assets promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies with respect to the KAZA Assets imposed upon it or upon its income or profits or in respect of its operation of the KAZA Assets, before the same shall become delinquent or in default, as well as all lawful Claims for labor, materials and supplies or otherwise with respect to the KAZA Assets that, if unpaid, might give rise to a Lien upon the KAZA Assets or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or Claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and AIC shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

     Section 5.14 Litigation and Other Notices. Furnish to the Debtor prompt written notice of the following of which AIC has knowledge:

     (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

     (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against AIC that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Transaction Document;

     (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

     (d) the occurrence of a Casualty Event with probable Net Cash Proceeds in excess of $50,000; and


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

     (e) (i) the incurrence of any Lien (other than Permitted Liens) on, or Claim asserted against, any of the Collateral or (ii) the occurrence of any other event which could materially adversely affect the value of the Collateral.

     Section 5.15 Employee Benefits. Comply in all material respects with the applicable provisions of ERISA and the Code with respect to the operation of the KAZA Assets by AIC so as not to create to a Lien upon the KAZA Assets.

     Section 5.16 Compliance with Environmental Laws. Refrain from taking any action with respect to the KAZA Assets if it has Knowledge that the action would cause a violation of any Environmental Laws and Environmental Permits applicable to its operation of KAZA-TV; except for Environmental Permits held by the Debtor or its Subsidiaries, obtain and renew all material Environmental Permits necessary for its operation of the KAZA Assets; and conduct any Remedial Action with respect to the KAZA Assets in accordance with Environmental Laws; provided, however, that AIC shall not be required to undertake any Remedial Action with respect to the KAZA Assets to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

                                   ARTICLE VI

                               Negative Covenants

     The Debtor covenants and agrees with AIC that, so long as this Agreement shall remain in effect and the principal of and interest on the PTSC Debt and all Obligations under the Debt Documents have not been paid in full (other than, as of any date, contingent and unliquidated Obligations under the Debt Documents not due or payable hereunder and which, pursuant to the terms hereof, survive the termination of this Agreement and the repayment of the PTSC Debt), the Debtor will not, and will cause each of the Debt Parties not to:

     Section 6.1 Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

     (a) Indebtedness incurred pursuant to this Agreement and the other Debt Documents;

     (b) Indebtedness actually outstanding on the Closing Date and listed on
Schedule 6.1(b), and refinancings or renewals thereof; provided that (i) all such Indebtedness shall be unsecured and subordinated to the Obligations under the Debt Documents pursuant to the Subordination Agreement or a subordination agreement substantially in the form of the Subordination Agreement; (ii) all such Indebtedness shall have terms and conditions such that the Purchased Assets (as defined in the Option Agreement) may be sold and transferred, free and clear of any Liens, on the Closing Date (as defined in the Option Agreement) pursuant to the terms of the Option Agreement; (iii) any such refinancing Indebtedness is in an aggregate principal amount not greater than the

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

aggregate principal amount of the Indebtedness being renewed or refinanced; (iv) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced; and (v) the covenants, events of default, subordination and other provisions of such refinancing Indebtedness (including any guarantees thereof) shall be, in the aggregate, no less favorable to AIC than those contained in the Indebtedness being renewed or refinanced;

     (c) Indebtedness under non-speculative Interest Rate Protection Agreements which may be entered into from time to time by any Debt Party and which such Debt Party in good faith believes will provide protection against fluctuations in interest rates with respect to floating rate Indebtedness then outstanding, and permitted to remain outstanding, pursuant to the other provisions of this
Section 6.1;

     (d) intercompany Indebtedness of the Debt Parties outstanding (i) to the extent permitted by Section 6.4(g) and (ii) arising from advances to the Debt Parties by Affiliates of the Debt Parties; provided that immediately before and immediately after the making of such advances such Affiliates are "solvent" (as described in clauses (a) through (d) of Section 3.19); and provided, further, that all such Indebtedness shall be unsecured and subordinated to the Obligations under the Debt Documents pursuant to the Subordination Agreement or a subordination agreement substantially in the form of the Subordination Agreement and otherwise in form and substance satisfactory to AIC;

     (e) in addition to any Indebtedness permitted by Section 6.1(d), Indebtedness of any Wholly Owned Subsidiary of any Debt Party to any Debt Party or another Wholly Owned Subsidiary of a Debt Party constituting the purchase price in respect of intercompany transfers of goods and services made in the ordinary course of business to the extent not constituting Indebtedness for borrowed money;

     (f) Indebtedness under performance bonds, letter of credit obligations to provide security for worker's compensation claims and bank overdrafts, in each case incurred in the ordinary course of business; provided that any obligations arising in connection with such bank overdraft Indebtedness is extinguished within five (5) Business Days;

     (g) Indebtedness evidenced by Other Hedging Agreements entered into pursuant to Section 6.4(f);

     (h) Indebtedness in amounts, and subject to Liens, permitted under Section 6.2(1);

     (i) Additional Indebtedness, which may be unsecured or secured as provided in Section 6.2(c), all of which Indebtedness shall (x) be issued to holders satisfactory to AIC, (y) have terms and conditions such that the Purchased Assets (as defined in the Option Agreement) may be sold and transferred, free and clear of any Liens, on the Closing Date (as defined in the Option Agreement) pursuant to the terms of the Option Agreement and (z) be subordinated to the Obligations under the Debt Documents pursuant to

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

the Subordination Agreement or a subordination agreement substantially in the form of the Subordination Agreement and otherwise in form and substance satisfactory to AIC;

     (j) Indebtedness, which may be unsecured or secured as provided in Section 6.2(j), incurred for the purpose of prepaying the PTSC Debt, in whole or in part, 100% of the Net Cash Proceeds of which are applied pursuant to Section 2.6(a) and (b) solely and exclusively to the mandatory prepayment of the PTSC Debt, which Indebtedness shall have terms and conditions such that the Purchased Assets (as defined in the Option Agreement) may be sold and transferred, free and clear of any Liens, on the Closing Date (as defined in the Option Agreement) pursuant to the terms of the Option Agreement; and

     (k) Indebtedness up to a maximum aggregate principal amount of $115.0 million, which Indebtedness shall be issued exclusively in connection with the acquisition of assets that are not KAZA Assets ("Non-KAZA Assets") and, if such Indebtedness is secured, is secured by the Non-KAZA Assets; provided that in no event shall such Indebtedness be secured by the Collateral or any part thereof;

provided that the aggregate amount of Indebtedness outstanding under clauses
(a), (b), (c), (d), (g), (h), (i) and (j) at any one time does not exceed $175 million.

     Section 6.2 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien upon or with respect to any Collateral except for the following (the "Permitted Liens"):

     (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP in the United States;

     (b) Liens in respect of property of any Debt Party imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlords' and mechanics' liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property or assets of the Debt Parties, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Debt Parties, taken as a whole, or (ii) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien; provided that, notwithstanding anything to the contrary contained in this Agreement, the Liens described in this Section 6.2(b) shall not be Permitted Liens on the Closing Date unless AIC otherwise agrees;

     (c) Liens securing Indebtedness permitted pursuant to Section 6.1(i), which Liens shall be junior in priority to the Liens of AIC hereunder and under the Security Documents, pursuant to an intercreditor agreement in form and substance satisfactory to AIC in its sole discretion;

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

     (d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property owned or leased by any Debt Party, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) materially impairing the value or marketability of such Real Property and (iii) materially interfering with the conduct of the business of the Debt Parties at such Real Property;

     (e) Liens arising out of judgments or awards not resulting in a Default and in respect of which any Debt Party shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $50,000 at any time outstanding;

     (f) Liens (other than any Lien imposed by ERISA) (i) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (ii) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that the aggregate amount of deposits at any time pursuant to clause (ii) and clause
(iii) shall not exceed $ 100,000 in the aggregate;

     (g) any interest or title of a lessor, sublessor, licensee or licenser under any Lease permitted by this Agreement;

     (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

     (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Debt Party in the ordinary course of business in accordance with the past practices of such Debt Party;

     (j) Liens securing Indebtedness permitted pursuant to Section 6.1(j), which Liens may be first in priority to the Liens of AIC hereunder and under the Security Documents if and solely to the extent that the Net Cash Proceeds of such Debt Issuance are applied solely and exclusively to the mandatory prepayment of the PTSC Debt pursuant to Section 2.6(b) and such Debt Issuance otherwise complies with the provisions of this Agreement;

     (k) Liens created by the Debt Documents;

     (l) Liens placed upon equipment or machinery used in the ordinary course of the business of any Debt Party, within 60 days following the time of

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

purchase thereof by such Debt Party and improvements and accretions thereto to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or any Indebtedness incurred to refinance such Indebtedness, provided that (x) the aggregate principal amount of all Indebtedness secured by Liens permitted by this clause (1) does not exceed at any one time outstanding $1,000,000 with respect to all machinery and equipment and (y) in all events, the Lien encumbering the equipment or machinery so acquired and improvements and accretions thereto does not encumber any other asset of any Debt Party;

     (m) In the case of the KAZA Real Property, any Liens expressly permitted under the KAZA Mortgages;

     (n) Liens arising directly from an action of AIC, or failure to act by AIC when required to do so, under the Local Marketing Agreement; and

     (o) Liens permitted pursuant to the transactions contemplated by Section 6.1(k).

     Except with respect to (i) specific property encumbered pursuant to a Lien permitted to be incurred pursuant to this Section 6.2 or (ii) specific property to be sold pursuant to an executed agreement consummated in accordance with this Agreement, the Debtor will not, and will not permit any other Debt Party to, directly or indirectly, enter into any agreement on or after the Closing Date prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) the creation or assumption of any Lien upon their property, whether now owned or hereafter acquired, except pursuant to the Debt Documents and customary provisions contained in Leases.

     Section 6.3 Sale and Lease Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (i) the sale of such property is permitted by Section 6.5 and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.2.

     Section 6.4 Investments, Loans and Advances. Directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock or other Equity Interests, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that the following shall be permitted:

     (a) any Debt Party may acquire and hold accounts receivables owing to any of the Debt Parties if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

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

     (b) the Debt Parties may enter into Interest Rate Protection Agreements to the extent permitted by Section 6.1(c);

     (c) any Debt Party may acquire and hold cash and Cash Equivalents;

     (d) any Debt Party may endorse negotiable instruments for collection in the ordinary course of business;

     (e) the Debt Parties may consummate the Transactions in accordance with the provisions of the Transaction Documents;

     (f) the Debt Parties may enter into and perform their obligations under Other Hedging Agreements entered into in the ordinary course of business and so long as any such Other Hedging Agreement is not speculative in nature and is (i) related to income derived from foreign operations of any Debt Party or otherwise related to purchases permitted hereunder from foreign suppliers or (ii) entered into to protect the Debt Parties against fluctuations in the prices of raw materials used in their businesses;

     (g) (i) any Debt Party may make intercompany loans, advances or capital contributions to any other Debt Party and (ii) the Debt Parties may make advances in the ordinary course of their businesses to any of their Affiliates that are not Debt Parties to satisfy accounts payable incurred by such Affiliates in the ordinary course of their businesses; provided that any promissory notes evidencing such intercompany loan or advance shall be pledged (and delivered) by the applicable Debt Party that is the lender of such intercompany loan or advance as Collateral pursuant to the Amended and Restated Security Agreement;

     (h) any Debt Party may sell or transfer assets to the extent permitted by
Section 6.5;

     (i) the Debt Parties may establish subsidiaries to the extent permitted by
Section 6.12; and

     (j) advances by the Debt Parties outstanding on the Closing Date and listed on Schedule 6.4(j).

     Section 6.5 Mergers, Consolidations, Sales of Assets and Acquisitions. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

     (a) Capital Expenditures by any Debt Party shall be permitted to the extent permitted by Section 6.8;

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

     (b) investments, contributions and acquisitions may be made to the extent permitted by Section 6.4;

     (c) any Debt Party may lease (as lessee) real or personal property and may guaranty such lease in the ordinary course of business (i) to the extent otherwise permitted hereunder and (ii) so long as any such lease does not create a Capital Lease Obligation except to the extent permitted by Section 6.1;

     (d) any Debt Party may make sales or transfers of inventory in the ordinary course of business and consistent with past practices;

     (e) the Transactions shall be permitted as contemplated by the Transaction Documents;

     (f) the transfer of the Purchased Equity Interests to Pappas Telecasting of Houston and Pappas Telecasting of Concord and the transfer of the assets permitted by Sections 6.6(c) and 6.7(e); and

     (g) any Debt Party may transfer property or lease to or acquire or lease property from any other Debt Party or any Debt Party that is a Guarantor may be merged into another Debt Party; provided, however, that the first priority (subject only to Section 6.2(j)) Lien on and security interest in such property granted in favor of AIC under the Security Documents shall be maintained in accordance with the provisions of Section 5.9.

     Section 6.6 Dividends. Authorize, declare or pay, directly or indirectly, any Dividends, except that:

     (a) any subsidiary of a Debt Party may pay cash Dividends to such Debt Party or any Wholly Owned Subsidiary of such Debt Party;

     (b) a Debt Party may repurchase outstanding shares of its common stock or other Equity Interests (or options to purchase such common stock or Equity Interests) following the death, disability, retirement or termination of employment of employees, officers or directors of such Debt Party; provided that all amounts used to effect such repurchases are obtained by such Debt Party from a substantially concurrent issuance of its common stock or other Equity Interests (or options to purchase such common stock or Equity Interests) to other employees, members of management, executive officers or directors of such Debt Party or any subsidiary of such Debt Party; and

     (c) the Debtor may declare and pay a Dividend consisting of each of the promissory notes of Pappas Telecasting of Houston and Pappas Telecasting of Concord issued to the Debtor in connection with the sales by the Debtor of the relevant Purchased Equity Interests to each of Pappas Telecasting of Houston and Pappas Telecasting of Concord, which sales are specifically permitted by this Agreement.

     Section 6.7 Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of


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

business, with any Affiliate of any Debt Party, other than in the ordinary course of business and on terms and conditions substantially as favorable to such Debt Party as would reasonably be obtained by such Debt Party at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

     (a) the Purchased Equity Interests may be transferred and dividends may be paid to the extent provided in Sections 6.5 and 6.6;

     (b) loans may be made and other transactions may be entered into between and among the Debt Parties to the extent permitted by Sections 6.1 and 6.4;

     (c) reasonable director, officer and employee compensation and other benefits (including retirement, health and other benefit plans) and indemnification arrangements may be provided, in each case approved by the board of directors (or other governing body) of such Debt Party;

     (d) the Transactions shall be permitted;

     (e) all of the KAZA Assets may be transferred by the Debtor to Pappas Telecasting Companies, a Nevada corporation, to any wholly-owned subsidiary of Pappas Telecasting Companies or to any other Affiliate of the Debtor acceptable to AIC; provided, however, that (i) subject only to Section 6.2(j), the first priority Lien and security interest in such KAZA Assets granted in favor of AIC under the Security Documents shall be maintained in accordance with Section 5.9 pursuant to documentation reasonably satisfactory to AIC, (ii) such Affiliate executes and delivers an assignment and assumption agreement in accordance with
Section 8.15, (iii) such Affiliate executes and delivers to AIC an undertaking reasonably satisfactory to AIC, in which such Affiliate and the Debtor are jointly and severally liable for the representations and warranties set forth in
Article III, as modified to include the statements set forth in such undertaking and such Affiliate otherwise agrees that it is bound as the "Debtor" under the Debt Documents, (iv) the Equity Interests of such Affiliate are pledged to AIC in accordance with the terms and conditions applicable to the Debtor under the Amended and Restated Securities Pledge Agreement and (v) the Debtor shall have been given written notice to AIC at least ten (10) Business Days prior to the transfer described in this Section 6.7(e); and

     (f) reasonable administrative fees in an annual amount up to $1,500,000 may be paid to Pappas Telecasting Companies in the ordinary course consistent with past practice.

     Section 6.8 Capital Expenditures. Make any Capital Expenditures (other than in connection with the construction of the Digital Station (as defined in the Settlement Agreement) in a maximum aggregate amount of $2,000,000 and subject to the other conditions and limitations set forth in Section 3.2 of the Settlement Agreement).

     Section 6.9 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation or Other Constitutive Documents; By-laws and Certain Other Agreements, etc. (i) Amend or modify, or permit the amendment or modification of, any

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

provision of existing Indebtedness or of any agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to Indebtedness which do not in any way subject any Debt Party to materially more onerous provisions and which do not materially adversely affect the interests of AIC; (ii) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Indebtedness; (iii) amend or modify, or permit the amendment or modification of, the KAZA Tower Agreement or the KAZA Studio Lease, in each case except for amendments or modifications which are not in any way adverse in any material respect to the interests of AIC; or (iv) amend, modify or change its articles of incorporation or other constitutive documents (including by the filing or modification of any certificate of designation) or By-laws, or any agreement entered into by it with respect to its Equity Interests (including any shareholders' (or other equity holders') agreement), or enter into any new agreement with respect to its Equity Interests, other than any amendments, modifications, agreements or changes or any such new agreements which do not in any way materially adversely affect in any material respect the interests of AIC; provided that any Debt Party may issue such Equity Interests as are not prohibited by Section 6.11 and may amend its articles of incorporation or other constitutive documents to authorize any such Equity Interests; and provided, further, that this Agreement and the other Debt Documents may be amended in accordance with the terms hereof and thereof.

     Section 6.10 Limitation on Certain Restrictions on Subsidiaries. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any subsidiary of any Debt Party to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by any Debt Party, or pay any Indebtedness owed to any Debt Party, (b) make loans or advances to any Debt Party or (c) transfer any of its properties to any Debt Party, except for such encumbrances or restrictions existing under or by reason of (i) applicable law; (ii) this Agreement and the other Transaction Documents; (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Debt Party; (iv) customary provisions restricting assignment of any agreement entered into by any Debt Party in the ordinary course of business; (v) any holder of a Lien permitted by Section 6.2 may restrict the transfer of the asset or assets subject thereto; and (vi) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any such Indebtedness incurred after the Closing Date in accordance with the provisions of this Agreement.

     Section 6.11 Limitation on Issuance of Equity Interests.

     (a) With respect to any Debt Party, (i) issue any Disqualified Stock or
(ii) issue any other Equity Interests unless 100% of such Equity Interests are pledged and delivered to AIC under the Amended and Restated Securities Pledge Agreement or a securities pledge agreement substantially similar to the Amended and Restated Securities Pledge Agreement and otherwise in form and substance satisfactory to AIC.

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

     (b) No Debt Party will permit any of its subsidiaries to issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (i) for stock splits, stock dividends and additional Equity Interest issuances which do not decrease the percentage ownership of the Debt Parties and their subsidiaries in any class of the Equity Interest of such Subsidiary; and
(ii) subsidiaries of any Debt Party formed after the Closing Date in compliance with Section 6.12 may issue Equity Interests to such Debt Party or its subsidiaries which are to own such Equity Interests. All Equity Interests issued in accordance with this Section 6.11(b) shall, to the extent required by the Amended and Restated Security Agreement be delivered to AIC for pledge pursuant to the Amended and Restated Security Agreement.

     Section 6.12 Limitation on Creation of Subsidiaries. Establish, create or acquire any additional subsidiaries without the prior written consent of AIC; provided that any Debt Party may establish or create one or more Wholly Owned Subsidiaries of such Debt Party or one of its Wholly Owned Subsidiaries without such consent so long as (a) 100% of the Equity Interest of any new subsidiary is upon the creation or establishment of any such new subsidiary pledged and delivered to AIC under the Amended and Restated Security Agreement, (b) upon the creation or establishment of any such new subsidiary, such subsidiary becomes a party to the applicable Security Documents in accordance with Section 5.9 and a party to the Amended and Restated Guarantee Agreement, as a Guarantor, and (c) such new subsidiary is a Domestic Subsidiary.

     Section 6.13 Business. Except as contemplated by the Local Marketing Agreement or permitted by Section 6.1(k), engage (directly or indirectly) in any business other than the television broadcasting business of the type conducted as of the Closing Date.

                                  ARTICLE VII

                                Events of Default

     Section 7.1 Events of Default During the LMA Effective Period. Each of the following events shall constitute an "LMA Effective Period Event of Default":

     (a) default shall be made in the payment of any principal of, or interest on, the PTSC Debt at the Maturity Date thereof or by acceleration thereof;

     (b) any Debt Party shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness permitted under Section 6.1(j), when and as the same shall become due and payable (or, if applicable, at the end of any cure period in respect thereof) if the effect of any such failure is to cause or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause such Indebtedness to become due prior to its stated maturity,
(ii) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness permitted under Section 6.1(k) if the effect of such failure is to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to accelerate such Indebtedness and such Person or Persons, in fact, accelerates such Indebtedness or (iii) fail to

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observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness if the effect of such failure is to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to accelerate such Indebtedness and such Person or Persons, in fact, accelerates such Indebtedness;

     (c) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Debt Party, or of a substantial part of the property or assets of any Debt Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Debt Party or for a substantial part of the property or assets of any Debt Party; or
(iii) the winding-up or liquidation of any Debt Party; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

     (d) any Debt Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (c) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Debt Party or for a substantial part of the property or assets of any Debt Party; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or
(viii) wind up or liquidate;

     (e) any security interest and Lien purported to be created by any Security Document shall, as a result of the willful and intentional action of any Debt Party, cease to be in full force and effect, or shall, as a result of the willful and intentional action of any Debt Party, cease to give AIC, the Liens, rights, power and privileges purported to be created and granted under such security documents (including, subject only to Section 6.2(j) above, a perfected first priority security interest in and Lien on, all of the Collateral thereunder in favor of AIC), or shall be asserted by any Debt Party in a proceeding before a Governmental Authority not to be, a valid, perfected first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

     (f) the Amended and Restated Guarantee Agreement shall, as a result of the willful and intentional action (other than an action required by a Requirement of Law with respect to the FCC Licenses) of any Debt Party, cease to be in full force and effect;

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

     (g) any FCC License shall be (i) held by any Person other than PSC License or Pappas Arizona License, LLC, as the case may be, or (ii) canceled, terminated or finally denied renewal for any reason; or

     (h) the Local Marketing Agreement shall have been terminated by AIC pursuant to Section 12.2 thereof because of the occurrence of a Breach (as defined in the Local Marketing Agreement) by the Debtor.

     (i) a proceeding shall be commenced by any Debt Party or any other Person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability of any Debt Document (exclusive of questions of interpretation of any provision thereof), or any Debt Party shall repudiate or deny in any proceeding before any Governmental Authority that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Debt Document.

     Section 7.2 Events of Default. Each of the LMA Effective Period Events of Default and each of the following events shall constitute a "Non-LMA Effective Period Event of Default":

     (a) any willful and intentional breach by any Debt Party of any representation or warranty made or deemed made in or in connection with any Debt Document or the issuance of the Amended and Restated Note hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Debt Document if the effect of such breach is a Material Adverse Effect;

     (b) default shall be made in the due observance or performance by any Debt Party of any covenant, condition or agreement contained in Section 5.1 or in
Article VI as a result of the willful and intentional action or failure to act of any Debt Party if the effect of such action or failure is a Material Adverse Effect;

     (c) default shall be made in the due observance or performance by any Debt Party of any covenant, condition or agreement contained in any provision of this Agreement other than those listed in Section 7.2(b) and such default shall continue unremedied or shall not be waived for a period of thirty (30) days as a result of the willful and intentional action or failure to act of any Debt Party if the effect of such action or failure is a Material Adverse Effect; or

     (d) one or more judgments for the payment of money shall be rendered against any Debt Party or any combination of Debt Parties, which judgments would have the effect of impairing the perfection or priority of the Lien of AIC in the Collateral if such effect is a Material Adverse Effect.

     Section 7.3 Remedy Upon an Event of Default. During (a) the LMA Effective Period, upon each and every LMA Effective Period Event of Default and (b) all other periods, upon each and every Non-LMA Effective Period Event of Default (in each case, other than an event with respect to the Debtor described in Section 7.1(c) or 7.1(d)),

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and at any time thereafter during the continuance of such event, AIC may, by notice to the Debtor, declare the PTSC Debt then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the PTSC Debt so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Debtor accrued hereunder and under any other Debt Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Debtor, anything contained herein or in any other Debt Document to the contrary notwithstanding; and in the case of any event with respect to the Debtor described in Section 7.1(c) or 7.1(d), the principal of the PTSC Debt then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Debtor accrued hereunder and under any other Debt Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Debtor, anything contained herein or in any other Debt Document to the contrary notwithstanding. Notwithstanding the foregoing or anything to the contrary in this Agreement, if the Local Marketing Agreement is terminated by the Debtor pursuant to Section
12.2 thereof because of a Breach (as defined therein) by AIC or is terminated pursuant to Section 13 thereof and AIC gives notice of the exercise of the Option, then thereafter only the LMA Effective Period Events of Default shall constitute Events of Default.

                                  ARTICLE VIII

                                  Miscellaneous

     Section 8.1 Amendment. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party hereto from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all the parties hereto, and (ii) only in the specific instance and for the specific purpose for which made or given. No failure or delay on the part of any party hereto in exercising any right, remedy, power or privilege hereunder or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between the parties hereto shall operate as a waiver of any right, power or privilege hereunder of any such party. Each and every default by any of the parties under this Agreement shall give rise to a separate cause of action hereunder, and separate suits may be brought under this Agreement as each cause of action arises.

     Section 8.2 Entire Agreement. This Agreement and the other Debt Documents are intended by the parties as a final expression of their agreement with respect to the PTSC Debt and the other matters covered by the other Debt Documents and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to

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herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 8.3 Confidentiality. No statement announcing in any way the Transactions shall be issued by (i) AIC, without the prior written consent of the Debtor as to the specific content of such statement, such consent not to be unreasonably withheld or delayed, (ii) the Debtor, without the prior written consent of AIC as to the specific content of such statement, such consent not to be unreasonably withheld or delayed; provided that this Section 8.3 shall not apply (a) in the event such disclosure is required by any pending litigation or Requirement of Law (as determined in good faith by counsel to AIC or the Debtor, as applicable), including if a court of competent jurisdiction or a duly authorized Governmental Authority requires any such statement in a final order or (b) there is a Requirement of Law (as determined in good faith by counsel to AIC or the Debtor, as applicable) for the filing of any Transaction Document with a Governmental Authority or other disclosure to a Governmental Authority related to any Transaction Document and, provided, further, that the parties hereto are expressly authorized to disclose to any and all Persons the structure and tax aspects of the Transactions and all materials of any kind that are provided to the parties related to such structure and tax aspects.

     Section 8.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier service or personal delivery:

                           if to the Debtor

                           c/o Pappas Telecasting Companies
                           500 South Chinowth Road
                           Visalia, CA  93277
                           Tel:  (559) 733-7800
                           Attention:  Dennis J. Davis

                           with a copy to:

                           Kaye Scholer LLP
                           425 Park Avenue
                           New York, NY  10022
                           Tel:  (212) 836-8000

                           Attention:  Lynn Toby Fisher, Esq.
                                       Aaron Rubinstein, Esq.

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

                           if to AIC:

                           c/o TV Azteca, S.A. de C.V.
                           Periferico Sur 4121
                           Col. Fuentes de Pedregal
                           C.P. 14141 Mexico
                           Delegacion Tlalpan
                           Mexico, D.F.
                           Tel:  011-525-420-1418
                           Attention:  Lic. Francisco X. Borrego Hinojosa

                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                           New York, NY 10019-6064
                           Tel:  (212) 373-3000
                           Attention:  Judith R. Thoyer, Esq.
                                       Jay Cohen, Esq.

     All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; when received if sent by mail, postage prepaid, if mailed. If a notice would be deemed to be given by the preceding sentence after 5:00 p.m. local time on a Business Day or on a day that is not a Business Day, such notice shall instead be deemed to have been given on the immediately following Business Day, but such notice shall be effective only upon receipt.

     Section 8.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

     Section 8.6 Headings; Gender. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. As used herein, masculine pronouns shall include the feminine and neuter, neuter pronouns shall include the masculine and feminine, and the singular shall be deemed to include the plural.

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

     Section 8.7 Further Assurances. Subject to the Settlement Agreement and other provisions of this Agreement, each party hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as may be necessary, advisable or convenient to carry out the intent and purpose of this Agreement.

     Section 8.8 Rules of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the party preparing the contract, is waived by the parties hereto. Each party acknowledges that such party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

     Section 8.9 Remedies. Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every remedy under this Agreement or now or hereafter existing at law or in equity.

     Section 8.10 Specific Performance. Each party hereto acknowledges and agrees that its respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by any party of the provisions of this Agreement, in addition to any remedies at law, the other parties shall, without posting any bond, be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

     Section 8.11 Consent to Jurisdiction. Any Claim arising out of or relating to this Agreement or the Transactions contemplated hereby shall be brought by the parties and heard and determined only in Delaware Chancery Court, unless Delaware Chancery Court declines jurisdiction over such Claim, in which case such Claim may be brought by the parties and heard and determined only in Delaware state court or a federal court sitting in Delaware. The parties hereto consent to jurisdiction before and waive any objections of venue to the Delaware Chancery Court, Delaware state court and any federal court sitting in Delaware. Each party agrees not to assert, by way of motion, as a defense or otherwise, in any such Claim, that it is not subject personally to the jurisdiction of any such courts, that such Claim is brought in an inconvenient forum, that the venue of such Claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by any such courts. Each party further irrevocably submits to the jurisdiction of Delaware Chancery Court, Delaware state court and any federal court sitting in Delaware in any such Claim. Each of the parties irrevocably consents to service of process in the manner provided for notices in
Section 8.4. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

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

     Section 8.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     Section 8.13 Survival of Agreement; Termination. Except as otherwise set forth herein, all covenants, agreements, representations and warranties made by the Debtor and AIC herein or in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Debt Document shall be considered to have been relied upon by AIC or Debtor, as applicable, and shall survive the issuance of the Amended and Restated Note, regardless of any investigation made by AIC or Debtor, as applicable, or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on the PTSC Debt or any other Obligations under the Debt Documents are outstanding and unpaid. The provisions of Sections 2.10, 2.11 and 8.16 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the repayment of any of the PTSC Debt, the invalidity or unenforceability of any term or provision of this Agreement or any other Debt Document, or any investigation made by or on behalf of AIC or Debtor, as applicable.

     Section 8.14 Binding Effect. This Agreement shall become effective when it shall have been executed by each of the parties hereto or when AIC shall have received counterparts hereof executed by the Debtor and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     Section 8.15 Successors and Assigns.

     (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party hereto that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

     (b) AIC may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Amended and Restated Note and the PTSC Debt at the time owing to
it); provided, however, that, except in the case of an assignment to an Affiliate of AIC or assignee(s) or designee(s) of the Option concurrently with the Closing (as defined in the Option Agreement) contemplated by the Option Agreement, the Debtor must give its prior written consent to such assignment (which consent may be withheld in its sole discretion). From and after the effective date of such assignment, the assignee(s) or designee(s) thereunder shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of AIC under this Agreement.

     (c) The Debtor shall not assign or delegate any of its rights or duties hereunder without the prior written consent of AIC (which consent may be withheld in its sole discretion), and any attempted assignment without such consent shall be null and void; provided, however, that the Debtor may assign to PTC, any wholly-owned subsidiary

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of PTC or any other Affiliate of the Debtor acceptable to AIC all of its interests, rights and obligations under this Agreement (including all of the Amended and Restated Note and the PTSC Debt at the time owing to it) in connection with the transfer of KAZA Assets permitted by Section 6.7(e); and provided further that the Debtor and its assignee shall have (i) executed and delivered to AIC an (x) assignment and assumption agreement and (y) a solvency certificate with respect to the assignee and otherwise consistent with the terms of Section 3.19, in each case reasonably satisfactory to AIC, (ii) provided written notice to AIC no less than ten (10) Business Days prior to any such transfer, and (iii) otherwise shall have complied with Section 6.7(e). No such assignment by the Debtor shall relieve the Debtor of any of its obligations hereunder. Any attempted assignment that does comply with the provisions set forth in Section 6.7(e) and the proviso in this Section 8.15(c) shall be null and void.

     (d) AIC shall maintain a register for the recordation of the names and addresses of AIC and any assignees, and the principal amount of the PTSC Debt owing to AIC and any assignees, pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Debtor and AIC may treat each person whose name is recorded in the Register pursuant to the terms hereof as a noteholder to the extent of the interest assigned for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Debtor and, with respect to any assignee's interest in PTSC Debt owing to such assignee, such assignee, at any reasonable time and from time to time upon reasonable prior notice.

     Section 8.16 Expenses. Each of the Debtor and AIC agrees to pay its own expenses in connection with the preparation, execution, delivery and administration of this Agreement and the other Debt Documents (whether or not the transactions hereby or thereby contemplated shall be consummated).

     Section 8.17 Right of Setoff. If the PTSC Debt shall have been accelerated pursuant to Section 7.3 hereof, AIC is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by AIC to or for the credit or the account of the Debtor against any of and all the obligations of the Debtor now or hereafter existing under this Agreement and other Debt Documents held by AIC, irrespective of whether or not AIC shall have made any demand under this Agreement or such other Debt Document and although such obligations may be unmatured. The rights of AIC under this Section 8.17 are in addition to other rights and remedies (including other rights of setoff) which AIC may have.

     Section 8.18 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the PTSC Debt, together with all and other amounts which are treated as interest on the PTSC Debt under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by AIC in accordance with applicable law, the rate of interest payable in respect of the PTSC Debt hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

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     Section 8.19 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Debt Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                            [Signature Pages Follow]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   AZTECA INTERNATIONAL CORPORATION


                                   By: /s/ Luis J. Echarte
                                      -----------------------------------
                                        Name:  Luis J. Echarte
                                        Title: Chief Executive Officer


                                   By: /s/ Francisco X. Borrego
                                      -----------------------------------
                                        Name:  Francisco X. Borrego
                                        Title: Director


                                   By: /s/ Carlos Hesles Flores
                                      -----------------------------------
                                        Name:  Carlos Hesles Flores
                                        Title: Director


                                   PAPPAS TELECASTING OF SOUTHERN
                                   CALIFORNIA LLC

                                   By:    PAPPAS TELECASTING COMPANIES,
                                          its Manager

                                          By: /s/ Harry Pappas
                                              ---------------------------
                                              Name:  Harry Pappas
                                              Title: President